As filed with the Securities and Exchange Commission on April 30, 2001

                                                      Registration No. 333-____
===============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   ---------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               FedEx Corporation
            (Exact Name of Registrant as Specified in Its Charter)

           Delaware                       4513                   62-1721435
(State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or        Classification Code Number)    Identification
         organization)                                             Number)
                          942 South Shady Grove Road
                            Memphis, Tennessee 38120
                                 (901) 818-7500
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                   ---------

                              KENNETH R. MASTERSON
                               FedEx Corporation
                           942 South Shady Grove Road
                            Memphis, Tennessee 38120
                                 (901) 818-7500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ---------

                                   Copies to:
                             Sarah J. Beshar, Esq.
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.[ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

                                   ---------

                                                  CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                                           Proposed
                                                                       Proposed            Maximum
                                                                       Maximum             Aggregate
             Title of Each Class                  Amount to be      Offering Price      Offering Price          Amount of
       of Securities to be Registered              Registered       Per  Unit (1)             (1)            Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
6 5/8% Notes due 2004........................     $250,000,000          100%               $250,000,000           $62,500
6 7/8% Notes due 2006........................     $250,000,000          100%               $250,000,000           $62,500
7 1/4% Notes due 2011........................     $250,000,000          100%               $250,000,000           $62,500
Guarantees of 65/8% Notes due 2004 (2) ......         (3)               (3)                    (3)                  (4)
Guarantees of 67/8% Notes due 2006 (2).......         (3)               (3)                    (3)                  (4)
Guarantees of 71/4% Notes due 2011 (2) ......         (3)               (3)                    (3)                  (4)
---------------------------------------------------------------------------------------------------------------------------------
Total........................................     $750,000,000          100%               $750,000,000           $187,500
=================================================================================================================================

(1)   Determined pursuant to Rule 457(f) under the Securities Act of 1933.
(2)   See inside facing page for table of registrant guarantors.
(3)   No separate consideration will be received for the guarantees.
(4) Pursuant to Rule 457(n), no separate filing fee is required for the guarantees.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

                                                 State or other
                                                 jurisdiction of         IRS Employer
              Exact Name of                     incorporation or        Identification           Address of Registrant
          Registrant Guarantor                    organization              Number           Guarantor's Executive Offices
American Freightways, Inc.                          Arkansas              71-0562003               2200 Forward Drive
                                                                                                   Harrison, AR 72601

Caribbean Transportation Services, Inc.             Delaware              62-1789751            7304 West Market Street
                                                                                                  Greensboro, NC 27409

Federal Express Corporation                         Delaware              71-0427007             3610 Hacks Cross Road
                                                                                                   Memphis, TN 38125

Federal Express (Australia) Pty Ltd.                Australia                N/A                  215-225 Euston Road
                                                                                                       Alexandria

                                                                                                   NSW 2015 Australia
Federal Express Aviation Services,                  Delaware              58-1689318             3610 Hacks Cross Road
Incorporated                                                                                       Memphis, TN 38125

Federal Express Canada Ltd.                          Canada                  N/A                  5985 Explorer Drive
                                                                                              Mississauga, Ontario L4W 5K6

Federal Express Europe, Inc.                        Delaware              62-1441419             3610 Hacks Cross Road
                                                                                                   Memphis, TN 38125

Federal Express Europe, Inc. & Co.,                  Belgium                 N/A                  Airport Building 119
V.O.F./S.N.C.                                                                                   1820 Melsbroek, Belgium

Federal Express Holdings S.A.                       Delaware              62-1361344             3610 Hacks Cross Road
                                                                                                   Memphis, TN 38125

Federal Express Holdings (Mexico) y                  Mexico                  N/A                   Calle Insurgentes
Compania S.N.C. de C.V.                                                                                 Sur 899
                                                                                                     Napoles 03810
                                                                                                  Mexico D.F., Mexico

Federal Express International (France)               France                  N/A             125/135 Av. Louis Roche 92230,
SNC                                                                                                  Gennevilliers

Federal Express International, Inc.                 Delaware              58-1689315             3610 Hacks Cross Road
                                                                                                   Memphis, TN 38125

Federal Express Japan K.K.                            Japan                  N/A                     Kyodo Building
                                                                                                     16 Ichibancho
                                                                                                       Chiyoda-Ku
                                                                                                  Tokyo 102-0082 Japan

Federal Express Pacific, Inc.                       Delaware              62-1441421             3610 Hacks Cross Road
                                                                                                   Memphis, TN 38125

Federal Express (Singapore) Pte. Ltd.               Singapore                N/A                 3 Khaki Bukit Road #2
                                                                                                    Block A, Unit 3E
                                                                                                Eunos Warehouse Complex
                                                                                                    Singapore 417837

Federal Express Virgin Islands, Inc.           U.S. Virgin Islands           N/A                     Havensite Mall
                                                                                                    Charlotte Amalie
                                                                                            St. Thomas, U.S. Virgin Islands

FedEx Corporate Services, Inc.                      Delaware              62-1808017            942 S. Shady Grove Road
                                                                                                   Memphis, TN 38120

FedEx Custom Critical, Inc.                           Ohio                34-1175962           2088 South Arlington Road
                                                                                                    Akron, OH 44306

                                                 State or other
                                                 jurisdiction of         IRS Employer
              Exact Name of                     incorporation or        Identification           Address of Registrant
          Registrant Guarantor                    organization              Number           Guarantor's Executive Offices

FedEx Freight System, Inc.                          Delaware              62-1835899         6075 Poplar Avenue, Suite 300
                                                                                                   Memphis, TN 38119

FedEx Ground Package System, Inc.                   Delaware              34-1441019                1000 FedEx Drive
                                                                                                Moon Township, PA 15108

FedEx Ground Package System, Ltd.                    Wyoming              34-1791318          3930 Nashua Drive, Suite 201
                                                                                              Mississauga, Ontario L4V 1M5

FedEx Supply Chain Services, Inc.                     Ohio                34-1614601                5455 Darrow Road
                                                                                                    Hudson, OH 44236

FedEx Trade Networks, Inc.                          Delaware              62-1808886         6075 Poplar Avenue, Suite 434
                                                                                                   Memphis, TN 38119

Tower Group International, Inc.                     New York              16-0807223              128 Dearborn Street
                                                                                                   Buffalo, NY 14207

Tower Group International Canada Inc.                Canada                  N/A              5915 Airport Rd, Suite 1100
                                                                                              Mississauga, Ontario LV4 1T1

Viking Freight, Inc.                               California             94-1620812           6411 Guadalupe Mines Road
                                                                                                   San Jose, CA 95120

World Tariff, Limited                              California             94-3117785        220 Montgomery Street, Suite 448
                                                                                                San Francisco, CA 94101

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to acquire these securities and it is not soliciting an offer to acquire these securities in any jurisdiction where the offer, exchange or sale is not permitted.


                  Subject to Completion, dated April 30, 2001

PROSPECTUS

               , 2001
                                 [FedEx LOGO]

                               Offer to Exchange

                     $250,000,000 6 5/8% Notes due 2004,
                    $250,000,000 6 7/8% Notes due 2006 and
                      $250,000,000 7 1/4% Notes due 2011

                                      for

                    $250,000,000 6 5/8% New Notes due 2004,
                  $250,000,000 6 7/8% New Notes due 2006 and
                    $250,000,000 7 1/4% New Notes due 2011

                                   ---------

     We are offering to exchange up to $250,000,000 of our 6 5/8% notes due 2004, up to $250,000,000 of our 6 7/8% notes due 2006 and up to $250,000,000 of our 7 1/4% notes due 2011 (collectively, the "New Notes"), which will be registered under the Securities Act of 1933, as amended, for up to $250,000,000 of our issued and outstanding 6 5/8% notes due 2004, up to $250,000,000 of our issued and outstanding 6 7/8% notes due 2006 and up to $250,000,000 of our issued and outstanding 7 1/4% notes due 2011 (collectively, the "Old Notes"), respectively. We are offering to issue the New Notes to satisfy our obligations contained in the registration rights agreement we entered into when the Old Notes were sold in transactions in reliance on Rule 144A and Regulation S under the Securities Act. The New Notes are guaranteed by all of our subsidiaries, excluding subsidiaries that are, individually and in the aggregate, considered minor pursuant to the rules of the Securities and Exchange Commission.

     The terms of each series of New Notes are identical in all material respects to the terms of the related series of Old Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the New Notes.

     The exchange offer and withdrawal rights will expire at 5:00 p.m., New
York City time, on             , 2001 unless extended.

     You should carefully review the risk factors on page 8 of this prospectus.

                                   ---------

     To exchange your Old Notes for New Notes of the same series:

     o You must complete and send the letter of transmittal that accompanies this prospectus to the exchange agent by 5:00 p.m., New York City
          time, on         , 2001.

     o If your Old Notes are held in book-entry form at The Depository Trust Company, you must instruct DTC, through your signed letter of transmittal, that you wish to exchange your Old Notes for New Notes. When the exchange offer closes, your DTC account will be changed to reflect your exchange of Old Notes for New Notes.

     o You should read the section called "The Exchange Offer" for additional information on how to exchange your Old Notes for New Notes.


     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Forward-Looking Statements................................................  2
Where You Can Find More Information.......................................  3
Summary...................................................................  4
Risk Factors..............................................................  8
Selected Consolidated Financial Information............................... 10
No Cash Proceeds to FedEx Corporation..................................... 12
Ratio of Earnings to Fixed Charges........................................ 12
Description of the New Notes.............................................. 13
The Exchange Offer........................................................ 21
Taxation.................................................................. 29
Plan of Distribution...................................................... 30
Notice to Investors....................................................... 31
Validity of the New Notes................................................. 31
Experts................................................................... 32
Subsidiary Guarantors..................................................... 32
Index to Consolidated Financial Statements of American
  Freightways Corporation.................................................F-1

                          ---------------------------

                           FORWARD-LOOKING STATEMENTS

     This prospectus (including the information incorporated by reference in this prospectus) contains forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of FedEx Corporation. Forward-looking statements include those preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions. These forward-looking statements involve risks and uncertainties. Neither FedEx nor any other person assumes responsibility for the accuracy and completeness of these statements. Actual results may differ materially from those contemplated by such forward-looking statements due to, among other things, matters described in the documents incorporated by reference in this prospectus and in the "Risk Factors" section of this prospectus, such as:

     o economic and competitive conditions in the markets in which we operate;

     o continued increases in fuel costs and the ability to mitigate the effects of such increases through fuel surcharges and hedging activities;

     o our ability to match aircraft, vehicle and sort capacity with customer volume levels; and

     o other uncertainties that we detail from time to time in our SEC filings.

     As a result of these and other factors, no assurance can be given as to our future results and achievements. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

     See "Where You Can Find More Information" and "Risk Factors."

                            -----------------------

                      WHERE YOU CAN FIND MORE INFORMATION

     We and our largest subsidiary, Federal Express Corporation, file annual, quarterly and special reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC's web site at http: //www.sec.gov. You may also read and copy any of these documents at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800- SEC-0330 for further information on its public reference rooms.

     The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. Information incorporated by reference is considered a part of this prospectus, and later information filed with the SEC will automatically update and supersede previous information. We and our largest subsidiary, Federal Express Corporation, incorporate by reference the documents listed below and all future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the completion of the exchange offer. We expect that each of our other subsidiary guarantors will be exempt from periodic reporting under the Exchange Act in reliance on Rule 12h-5 under the Exchange Act. See "Subsidiary Guarantors."

FedEx Corporation SEC Filings                         Period
-----------------------------------------------       ------------------------------------------
Annual Report on Form 10-K                            Fiscal Year ended May 31, 2000
Quarterly Reports on Form 10-Q                        Quarters ended August 31, 2000, November
                                                      30, 2000 and February 28, 2001
Current Reports on Form 8-K                           Filed on November 15, 2000 and January 16,
                                                      2001

Federal Express Corporation SEC Filings               Period
-----------------------------------------------       ------------------------------------------
Annual Report on Form 10-K                            Fiscal Year ended May 31, 2000
Quarterly Reports on Form 10-Q                        Quarters ended August 31, 2000, November
                                                      30, 2000 and February 28, 2001
Current Report on Form 8-K                            Filed on January 16, 2001


     You may request a copy of these filings at no cost, by writing or telephoning us at:

     FedEx Corporation
     Attention: Investor Relations
     942 South Shady Grove Road
     Memphis, Tennessee 38120
     (901) 818-7200

     To obtain timely delivery, you must request the information no later than
             , 2001, or five business days prior to the expiration date of the exchange offer if the exchange offer is extended.

     We have filed with the SEC under the Securities Act and the rules and regulations thereunder a registration statement on Form S-4 with respect to the New Notes. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     You should rely only on the information contained in this prospectus or that we have referred you to. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and are incorporating by reference, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                                    SUMMARY

     The following summary contains basic information about FedEx and this exchange offer. It may not contain all the information that is important to you in making your investment decision. More detailed information appears elsewhere in this prospectus and in our consolidated financial statements and accompanying notes that we incorporate by reference. "The Exchange Offer" and the "Description of the New Notes" sections of this prospectus contain more detailed information regarding the terms and conditions of the exchange offer and the New Notes.

                               FedEx Corporation

     FedEx is a leading global provider of transportation, e-commerce and supply chain management services. Services offered by FedEx companies include worldwide express delivery, ground small-package delivery, less-than-truckload freight delivery, global logistics, supply chain management and customs brokerage, as well as trade facilitation and electronic commerce solutions. FedEx offers its integrated business solutions through a portfolio of operating companies, including

     - FEDERAL EXPRESS CORPORATION ("FedEx Express"). FedEx Express is our largest subsidiary and is the world leader in global express distribution, offering time-certain delivery within 24 to 48 hours among markets that comprise more than 90% of the world's gross domestic product.

     - FEDEX GROUND PACKAGE SYSTEM, INC. ("FedEx Ground"). FedEx Ground is North America's second largest provider of business and residential money-back guaranteed ground package delivery. FedEx Ground provides money-back guaranteed, low-cost residential deliveries to many major U.S. markets through its new FedEx Home Delivery service.

     - FEDEX FREIGHT SYSTEM, INC. ("FedEx Freight"). FedEx Freight provides less-than-truckload ("LTL") freight service through American Freightways, Inc. ("American Freightways") and Viking Freight, Inc. ("Viking"). American Freightways is an LTL freight carrier serving direct all points in 40 contiguous U.S. states. Viking is an LTL freight carrier operating principally in the western U.S. Together, these two companies provide regional LTL freight service in 48 U.S. states.

     - FEDEX CORPORATE SERVICES, INC. ("FedEx Services"). FedEx Services combines the sales, marketing and technology groups of FedEx, FedEx Express and FedEx Ground, allowing us to provide our customers with a single point of contact in those areas for easy access to our broad portfolio of services. FedEx also offers complete supply chain solutions through its FedEx Supply Chain Services, Inc. subsidiary by combining worldwide transportation, information and physical logistics services.

     - FEDEX CUSTOM CRITICAL, INC. ("FedEx Custom Critical"). FedEx Custom Critical is North America's largest time-specific, critical-shipment carrier, offering non-stop, door-to-door delivery of urgent shipments and those requiring special care in handling.

     - FEDEX TRADE NETWORKS, INC. ("FedEx Trade Networks"). FedEx Trade Networks provides customs brokerage, trade facilitation and freight forwarding solutions, principally through its Tower Group International, Inc. and Caribbean Transportation Services, Inc. subsidiaries.

                               The Exchange Offer

Issuer.................................  FedEx Corporation

New Notes..............................  Up to $250,000,000 aggregate principal amount of our new 65/8% notes due
                                         2004, up to $250,000,000 in aggregate
                                         principal amount of our new 67/8%
                                         notes due 2006 and up to $250,000,000
                                         in aggregate principal amount of our
                                         new 7 1/4% notes due 2011.

The Exchange Offer.....................  We are offering to issue the New Notes in exchange for a like principal
                                         amount of outstanding Old Notes of the
                                         same series that we issued on February
                                         12, 2001. We are conducting this
                                         exchange offer to satisfy our
                                         obligations contained in the
                                         registration rights agreement we
                                         entered into when we sold the Old
                                         Notes in transactions pursuant to Rule
                                         144A and Regulation S under the
                                         Securities Act. The Old Notes were
                                         subject to transfer restrictions that
                                         will not apply to the New Notes so
                                         long as you are acquiring the New
                                         Notes in the ordinary course of your
                                         business, you are not participating in
                                         a distribution of the New Notes and
                                         you are not an affiliate of ours.

Maturity...............................  The notes due 2004 will mature on
                                         February 12, 2004, the notes due 2006
                                         will mature on February 15, 2006 and
                                         the notes due 2011 will mature on
                                         February 15, 2011.

Interest Payment Dates.................  For the notes due 2004, February 12 and August 12, of each year commencing
                                         August 12, 2001; and for the notes due
                                         2006 and the notes due 2011, February
                                         15 and August 15, of each year
                                         commencing August 15, 2001.

Redemption.............................  The New Notes are not redeemable prior to maturity unless certain specified
                                         events occur involving U.S. taxation.

Payment of Additional Amounts..........  We will, subject to the exceptions and limitations set forth in this
                                         prospectus, pay as additional interest
                                         on the notes any additional amounts
                                         that are necessary so that the net
                                         payment by us or a paying agent of the
                                         principal of and interest on the notes
                                         to a person that is a non-U.S. holder
                                         (as defined under "Description of the
                                         New Notes--Payment of Additional
                                         Amounts") or a foreign partnership,
                                         after deduction for any present or
                                         future tax, assessment or governmental
                                         charge of the United States or a
                                         political subdivision or taxing
                                         authority thereof or therein, imposed
                                         by withholding with respect to the
                                         payment, will not be less than the
                                         amount that would have been payable in
                                         respect of the notes had no such
                                         withholding or deduction been
                                         required.

Ranking................................  The New Notes will be unsecured and unsubordinated and will rank equally
                                         with all our other unsecured and
                                         unsubordinated indebtedness and other
                                         obligations.

Guarantees.............................  The New Notes will be guaranteed by all of our subsidiaries, excluding
                                         subsidiaries which are, individually
                                         and in the aggregate, considered
                                         "minor" pursuant to the rules of the
                                         SEC.

No Cash Proceeds.......................  We will not receive any proceeds from the issuance of the New Notes.

Form of the New Notes..................  The New Notes of each series will be issued in the form of one or more
                                         global securities which will be
                                         deposited with, or on behalf of, DTC
                                         and registered in the name of Cede &
                                         Co., DTC's nominee. Beneficial
                                         interests in the global securities
                                         will be represented through book-entry
                                         accounts of financial institutions
                                         acting on behalf of beneficial owners
                                         as direct and indirect participants in
                                         DTC.

Governing Law..........................  The New Notes, the subsidiary guarantees and the indenture will be
                                         governed by New York law.

Tenders, Expiration Date, Withdrawal...  The exchange offer will expire at 5:00
                                         p.m., New York City time, on          ,
                                         2001 unless it is extended. To tender
                                         your Old Notes you must follow the
                                         detailed procedures described under
                                         the heading "The Exchange
                                         Offer--Procedures for Tendering"
                                         including special procedures for
                                         certain beneficial owners and broker-
                                         dealers. If you decide to exchange
                                         your Old Notes for New Notes, you must
                                         acknowledge that you do not intend to
                                         engage in and have no arrangement with
                                         any person to participate in a
                                         distribution of the New Notes. If you
                                         decide to tender your Old Notes
                                         pursuant to the exchange offer, you
                                         may withdraw them at any time prior to
                                         5:00 p.m., New York City time, on the
                                         expiration date.

Federal Income Tax Consequences........  Your exchange of Old Notes for New
                                         Notes pursuant to the exchange offer
                                         will not result in a gain or loss to
                                         you.

Exchange Agent.........................  The Bank of New York is the exchange agent for the exchange offer.

Failure to Exchange Your Old Notes.....  If you fail to exchange your Old Notes for New Notes in the exchange offer,
                                         your Old Notes will continue to be
                                         subject to transfer restrictions and
                                         you will not have any further rights
                                         under the registration rights
                                         agreement, including any right to
                                         require us to register your Old Notes
                                         or to pay any additional interest.

Trading Market.........................  To the extent that Old Notes are tendered and accepted in the exchange
                                         offer, your ability to sell
                                         untendered, and tendered but
                                         unaccepted, Old Notes could be
                                         adversely affected. There may be no
                                         trading market for the Old Notes.

                                         There can be no assurance that an
                                         active public market for the New Notes
                                         will develop or as to the liquidity of
                                         any market that may develop for the
                                         New Notes, the ability of holders to
                                         sell the New Notes, or the price at
                                         which holders would be able to sell
                                         the New Notes. For more details, see
                                         the section called "Notice to
                                         Investors."

   General Indenture Provisions Applicable to the New Notes and the Old Notes

Indenture..............................  The New Notes will be issued under the same indenture as the Old Notes.

No Limit on Debt.......................  The indenture does not limit the amount of debt that we may issue or
                                         provide holders any protection should
                                         we be involved in a highly leveraged
                                         transaction.

Events of Default......................  Each of the following is an event of default with respect to a series of
                                         notes under the indenture:

                                         o our failure to pay principal of that
                                           series of notes when due;

                                         o our failure to pay interest when due
                                           on the notes of that series and
                                           continuance of such failure for 30
                                           days thereafter;

                                         o our failure to perform other
                                           covenants with respect to that series
                                           of notes for 60 days after receipt of
                                           notice of such failure; and

                                         o certain events of bankruptcy,
                                           insolvency or reorganization of FedEx
                                           or any subsidiary guarantor which
                                           represents more than 60% of our
                                           consolidated total assets.

Remedies...............................  If any event of default occurs and is continuing, the trustee under the
                                         indenture or holders of at least 50%
                                         in aggregate principal amount of
                                         outstanding notes of that series may
                                         declare the principal thereof
                                         immediately due and payable.

Other..................................  The New Notes and the Old Notes of
                                         each series will vote together as a
                                         single class for purposes of
                                         determining whether the holders of the
                                         requisite percentage in outstanding
                                         principal amount have taken certain
                                         actions or exercised certain rights
                                         under the indenture.

                                  RISK FACTORS

     In addition to the information set forth elsewhere in this prospectus, you should consider carefully the factors set forth below before exchanging your Old Notes for New Notes.

Our Business Is Subject to Numerous Risks

     We provide a broad portfolio of transportation and supply chain management services through our principal operating subsidiaries. Our results of operations and financial condition are subject to certain risks and uncertainties, including:

     o economic conditions in the markets in which we operate, which can affect demand for our services;

     o    competition from other providers of transportation services;

     o our ability to compete with new or improved services offered by our competitors;

     o    changes in customer demand patterns;

     o    increases in aviation and motor fuel prices;

     o our ability to match aircraft, vehicle and sort capacity with customer volume levels;

     o    work stoppages, strikes or slowdowns by our employees;

     o our ability to obtain aviation rights in important international markets;

     o    changes in government regulation, weather and technological change;
          and

     o    availability of financing on terms acceptable to us.

There Is No Limit on the Amount of Indebtedness That We May Incur

     The indenture, which is described below under "Description of the New Notes," does not limit the amount of secured or unsecured indebtedness which we or our subsidiaries may incur. The indenture does not contain any debt covenants or provisions which would afford the holders of the New Notes protection in the event of a highly leveraged transaction.

We Depend Upon Our Subsidiaries to Service Our Debt

     We are a holding company and derive all of our operating income from our subsidiaries. Our only source of cash to pay principal of and interest on the New Notes is from dividends and other payments from our subsidiaries. Our subsidiaries' ability to make such payments may be restricted by, among other things, applicable state and foreign corporate laws and other laws and regulations. In addition, our right and the rights of our creditors, including holders of the New Notes, to participate in the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary. The New Notes will be guaranteed by all of our subsidiaries, excluding subsidiaries which are, individually and in the aggregate, considered "minor" pursuant to the rules of the SEC. If our subsidiaries do not provide us with enough cash to make payments on the notes when due, you may have to proceed directly against these subsidiary guarantors.

Ratings of Our New Notes Could Be Lowered In the Future

     The New Notes are rated "investment grade" by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell New Notes, since a rating does not predict the market price of a particular security or its suitability for a particular investor. The rating organization may lower our rating or decide not to rate our securities in its sole discretion. The rating of the New Notes are based primarily on the rating organization's assessment of the likelihood of timely payment of interest when due on the New Notes and the ultimate payment of principal of the New Notes on the final maturity date. The reduction, suspension or withdrawal of the ratings of the New Notes will not, in and of itself, constitute an event of default under the indenture.

An Active Trading Market For Our New Notes May Not Develop

     There is no established trading market for the New Notes since they are a new issue of securities. We do not intend to apply for the listing of any New Notes on a national securities exchange. We cannot assure you as to the liquidity of the public market for the New Notes or that any active public market for the New Notes will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the New Notes may be adversely affected.

Old Notes are Subject to Transfer Restrictions and may not have an Active Trading Market

     If you fail to exchange your Old Notes for New Notes in the exchange offer, your Old Notes will continue to be subject to transfer restrictions and you will not have any further rights under the registration rights agreement, including any right to require us to register your Old Notes or to pay any additional interest.

     To the extent that Old Notes are tendered and accepted in the exchange offer, your ability to sell untendered, and tendered but unaccepted, Old Notes could be adversely affected. There may be no trading market for the Old Notes.

The Guarantees May Be Challenged as Fraudulent Conveyances

     U.S. federal and state fraudulent conveyance or similar laws could limit the enforceability of a guarantee. For example, creditors of a subsidiary guarantor could claim that, since the guarantees were incurred for the benefit of FedEx (and only indirectly for the benefit of a subsidiary guarantor), the obligation of a subsidiary guarantor was incurred for less than reasonably equivalent value or fair consideration. If any of our subsidiary guarantors was deemed to have received less than reasonably equivalent value or fair consideration for its guarantee, and, at the time it gave the guarantee, that subsidiary guarantor:

     o    was insolvent or rendered insolvent by giving its guarantee;

     o was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

     o intended to incur debts beyond its ability to pay such debts as they mature,

then the obligations of such subsidiary guarantor under its guarantee could be avoided or subordinated to its other debts. In this regard, in an attempt to limit the applicability of fraudulent transfer laws, the indenture limits the amount of each guarantee to the amount that will result in it not constituting a fraudulent conveyance or improper corporate distribution. We cannot assure you as to what standard a court would apply in making a determination as to what would be the maximum liability of each guarantor.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following table sets forth certain selected consolidated financial and operating data for FedEx. In the opinion of FedEx, the accompanying unaudited interim consolidated financial information contains all adjustments necessary to present fairly the consolidated financial position of FedEx as of February 28, 2001 and the consolidated results of its operations for the nine-month periods ended February 28, 2001 and February 29, 2000. Operating results for the nine-month period ended February 28, 2001 are not necessarily indicative of the results that may be expected for the year ending May 31, 2001. This information should be read in conjunction with the detailed information and consolidated financial statements and accompanying notes incorporated by reference herein. See "Where You Can Find More Information."

     On January 27, 1998, FedEx acquired Caliber System, Inc. ("Caliber") in a transaction accounted for as a pooling-of-interests. Accordingly, periods prior to the merger have been restated to include Caliber in all periods presented.

                                     Nine Months Ended                                    Years Ended May 31,
                              ---------------------------       ----------------------------------------------------------------
                                        (unaudited)
                              February 28,   February 29,
                                  2001           2000           2000           1999           1998          1997(1)         1996
                              ------------   ------------       ----           ----           ----          ------          ----
                                                   (In thousands, except per share amounts and operating data)
OPERATING RESULTS
Revenues.................... $ 14,512,437   $ 13,408,138   $ 18,256,945   $ 16,773,470   $ 15,872,810   $ 14,237,892   $ 12,721,791
Operating income............      847,684        794,814      1,221,074      1,163,086      1,010,660        507,002        779,552
Income from continuing
 operations before income
 taxes......................      747,862        732,806      1,137,740      1,061,064        899,518        425,865        702,094
Income from continuing
 operations.................      471,153        443,345        688,336        631,333        498,155        196,104        400,186
Income (loss) from
 discontinued operations(2).           --             --             --             --          4,875             --       (119,614)
Net income..................      471,153        443,345        688,336        631,333        503,030        196,104        280,572
PER SHARE DATA
Earnings (loss) per share:
 Basic:
   Continuing operations.... $       1.65   $       1.51   $       2.36   $       2.13   $       1.70   $       0.67   $       1.38
   Discontinued
   operations(2)............           --             --             --             --           0.02             --         (0.41)
                             ------------   ------------   ------------   ------------   ------------   ------------   ------------
                             $       1.65   $       1.51   $       2.36   $       2.13   $       1.72   $       0.67   $       0.97
                             ============   ============   ============   ============   ============   ============   ============
 Assuming dilution:
   Continuing operations.... $       1.62   $       1.49   $       2.32   $       2.10   $       1.67   $       0.67   $       1.37
   Discontinued
   operations(2)............           --             --            --              --           0.02             --          (0.41)
                             ------------   ------------   ------------   ------------   ------------   ------------   ------------
                             $      1.62    $       1.49   $       2.32   $       2.10   $       1.69   $       0.67   $       0.96
                             ============   ============   ============   ============   ============   ============   ============
Average shares of common
 stock outstanding..........      285,947        293,627        291,727        295,983        293,401        291,426        289,390
Average common and
 common equivalent
 shares outstanding.........      290,373        298,530        296,326        300,643        298,408        294,456        291,686
Cash dividends(3)...........           --             --             --             --             --             --             --

                                      10



                                     Nine Months Ended                                    Years Ended May 31,
                              ---------------------------       ----------------------------------------------------------------
                                        (unaudited)
                              February 28,   February 29,
                                  2001           2000           2000           1999           1998          1997(1)         1996
                              ------------   ------------       ----           ----           ----          ------          ----
                                                   (In thousands, except per share amounts and operating data)
FINANCIAL POSITION
(1996 unaudited)
Property and equipment, net. $  7,994,153   $  6,986,482   $  7,083,527   $  6,559,217   $  5,935,050   $  5,470,399   $  4,973,948
Total assets................   13,519,731     11,515,684     11,527,111     10,648,211      9,686,060      9,044,316      8,088,241
Long-term debt, less
 current portion............    2,658,776      1,855,773      1,776,253      1,359,668      1,385,180      1,597,954      1,325,277
Common stockholders'
 investment.................    5,778,579      4,639,069      4,785,243      4,663,692      3,961,230      3,501,161      3,312,440
OPERATING DATA
(unaudited)
FedEx Express:
 Operating weekdays.........          190            192            257            256            254            254            256
 Aircraft fleet.............          666            661            663            634            613            584            557
FedEx Ground:
 Operating weekdays.........          191            187            254            253            256            254            252
Average full-time
 equivalent employees.......      174,204        162,243        163,324        156,386        150,823        145,995

---------
(1) In connection with its restructuring, Viking recorded a pretax asset impairment charge of $225,000,000 ($175,000,000, net of tax) in 1997.

(2) Discontinued operations include the operations of Roadway Express, Inc., a wholly-owned subsidiary of Caliber, which FedEx acquired in January 1998 in a transaction accounted for as a pooling of interests, whose shares were distributed to Caliber stockholders on January 2, 1996, and Roadway Global Air, Inc., a wholly-owned subsidiary of Caliber, which exited the airfreight business in calendar 1995.

(3)  Caliber declared dividends of $3,899,000, $28,184,000 and $54,706,000, for
     1998, 1997 and 1996, respectively. Caliber declared additional dividends of $10,833,000 from January 1, 1997 to May 25, 1997 that are not included in the preceding amounts. FedEx has never paid cash dividends on its common stock.

                     NO CASH PROCEEDS TO FEDEX CORPORATION

     This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the New Notes and have agreed to pay the expenses of the exchange offer. In consideration for issuing the New Notes as contemplated in the registration statement, of which this prospectus is a part, we will receive in exchange Old Notes in like principal amount. The form and terms of each series of the New Notes are identical in all material respects to the form and terms of the related series of Old Notes, except as otherwise described herein under "The Exchange Offer--Terms of the Exchange Offer." The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in our outstanding debt.


                       RATIO OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)


                                         Nine Months Ended                           Year Ended May 31,
                                   ------------------------------       ---------------------------------------------
                                   February 28,      February 29,
                                       2001              2000           2000       1999      1998      1997      1996
                                   ------------      ------------       ----       ----      ----      ----      ----
Ratio of Earnings to Fixed
 Charges......................         2.2               2.2            2.4        2.4       2.3       1.6       2.2

     Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges, other than capitalized interest. Fixed charges include interest expense, including capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

     The ratios of earnings to fixed charges set forth above have been restated to include the results of operations for both FedEx Express and Caliber for all periods presented.

                          DESCRIPTION OF THE NEW NOTES

     The following summary of certain provisions of the indenture and the New Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, including the definitions in the indenture of terms used in this prospectus. Because the following is a summary, it does not contain all of the information you may find useful. For further information you should read the indenture and the New Notes. Copies of these documents are available from us upon request.

General

     The Old Notes were, and the New Notes will be, issued under the indenture dated as of February 12, 2001, as supplemented, among FedEx, the subsidiary guarantors and The Bank of New York, as trustee. The terms of each series of the New Notes are identical in all material respects to the terms of the related series of the Old Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the New Notes.

     The Old Notes and the New Notes will collectively constitute a single series of notes under the indenture and will therefore vote together as a single class for purposes of determining whether holders of the requisite percentage in principal amount thereof have taken actions or exercised rights they are entitled to take or exercise under the indenture.

     The notes due 2004 will mature on February 12, 2004, the notes due 2006 will mature on February 15, 2006 and the notes due 2011 will mature on February 15, 2011. Each series of notes will be initially limited to $250,000,000 aggregate principal amount, but we may "reopen" the notes of any series and issue additional notes at any time. The New Notes will bear interest at the respective rates set forth on the cover page of this prospectus. We will pay interest on the notes due 2004 on February 12 and August 12 of each year, commencing August 12, 2001, to the registered holder thereof on the preceding January 29 and July 29, respectively. We will pay interest on the notes due 2006 and the notes due 2011 on February 15 and August 15 of each year, commencing August 15, 2001, to the registered holders thereof on the preceding February 1 and August 1, respectively.

     Except to the extent set forth below under "--Redemption Upon a Tax Event," we may not redeem the New Notes prior to maturity, and the New Notes will not have the benefit of a sinking fund. The indenture does not limit the aggregate amount of debt securities which may be issued under the indenture. The New Notes will be unsecured obligations of FedEx and will rank equally with all other unsecured and unsubordinated indebtedness of FedEx. The indenture does not contain any debt covenants or provisions which would afford the holders of the New Notes protection in the event of a highly leveraged transaction.

     All outstanding New Notes will be exchangeable, transfers of New Notes will be registrable, and principal of and interest, if any, on all New Notes will be payable, at the corporate trust office of the trustee at 101 Barclay Street, New York, New York 10286; provided that payment of interest may, at our option, be made by check mailed to the address of the person entitled thereto as it appears in the security register or by transfer to an account maintained by the payee with a bank located in the United States.

     All New Notes will be issued only in fully registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Neither FedEx nor the trustee will impose any service charge for any transfer or exchange of a New Note; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of New Notes.

Guarantees

     The New Notes are guaranteed by all of our subsidiaries, excluding subsidiaries which, individually and in the aggregate, constitute "minor" subsidiaries for purposes of Rule 3-10 of Regulation S-X promulgated by the SEC. Since we intend to exempt each of our subsidiary guarantors other than FedEx Express from the periodic reporting requirements of the Exchange Act, we expect that we will cause additional subsidiaries to become guarantors of the

New Notes from time to time if their guarantees are necessary for our non-reporting guarantors to continue to rely on the exemption from periodic reporting provided by Rule 12h-5 under the Exchange Act.

     Each of the subsidiary guarantors will fully and unconditionally guarantee, jointly and severally, the due and punctual payment of principal of and interest, including any additional amounts, on the New Notes when the same shall become due and payable whether at maturity, by declaration of acceleration or otherwise. The guarantees will be unsecured obligations of the respective subsidiary guarantors and will rank equally with all of their other unsecured and unsubordinated indebtedness. Each subsidiary guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable subsidiary guarantor without rendering the subsidiary guarantee, as it relates to such subsidiary guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See "Risk Factors
- The Guarantees May Be Challenged as Fraudulent Conveyances."

Merger, Consolidation and Sale of Assets

     We have agreed not to consolidate or merge with or into any other person, or convey or transfer substantially all of our properties and assets as an entirety to any person, unless:

     o our successor is a corporation organized and existing under the laws of the United States of America, any state or the District of Columbia;

     o our successor shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and interest on all the notes and the performance of every covenant in the indenture that we would otherwise have to perform;

     o immediately after giving effect to the merger, there will not be any defaults under the indenture; and

     o we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that the merger and the supplemental indenture comply with the indenture.

     Upon the sale or disposition (by merger or otherwise) of any subsidiary guarantor by FedEx or any subsidiary of FedEx to any entity that is not an affiliate of FedEx, each such subsidiary guarantor will automatically be released from all obligations under its guarantee.

     We have agreed that we will not sell or dispose of any subsidiary guarantor whose assets exceed 10% of the consolidated total assets of FedEx (determined as of the date of the most recent interim or fiscal year-end balance sheet of FedEx filed with the SEC prior to the date such guarantee is released) (each, a "10% Subsidiary Guarantor") unless at least 75% of the net proceeds of such sale or disposition will consist of any combination of:

     o cash (including assumption by the acquiror of any indebtedness of FedEx or its subsidiaries) or readily marketable securities;

     o property or assets (other than current assets) of a nature or type similar or related to the nature or type of the property or assets of FedEx and its subsidiaries existing on the date of such sale or disposition; or

     o interests in companies or businesses having property or assets or engaged in businesses similar or related to the nature or type of the property or assets or businesses of FedEx and its subsidiaries on the date of such sale or disposition.

Application of Proceeds upon Release of a 10% Subsidiary Guarantor

     In the event that the net proceeds from the sale or disposition of a 10% Subsidiary Guarantor consist of cash or readily marketable securities, FedEx will apply, within 12 months of such sale or disposition, an amount equal to 100% of the fair market value, as determined in good faith by FedEx's board of directors, of such net proceeds to

     o repay unsubordinated indebtedness of FedEx or any subsidiary guarantor, in each case owing to a person other than an affiliate of FedEx;

     o invest in property or assets (other than current assets) of a nature or type similar or related to the nature or type of the property or assets of FedEx and its subsidiaries existing on the date of such investment; or

     o invest in a company or business having property or assets or engaged in a business similar or related to the nature or type of the property or assets or businesses of FedEx and its subsidiaries on the date of such investment.

Modification, Amendment and Waiver

     FedEx and the trustee may modify and amend the indenture with the consent of the holders of a majority in principal amount of each series of notes to be affected if less than all series are to be affected by such modification. However, no modification or amendment may, without the consent of the holder of each note affected thereby:

     o change the stated maturity of the principal of, or any installment of interest on, any note;

     o    reduce the principal amount of or rate of interest on any note;

     o change any place of payment where, or the currency in which, any principal of, or any interest on, any note is payable;

     o impair the right to institute suit for the enforcement of any payment on or with respect to any note on or after the stated maturity; or

     o reduce the percentage in principal amount of outstanding notes the consent of whose holders is required for modification or amendment of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

     The holders of a majority in principal amount of the outstanding notes of any series may on behalf of the holders of all notes of that series waive any past default under the indenture and its consequences, except a default in the payment of the principal of or interest on any notes or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

     In addition, we can modify and amend the indenture without seeking your consent in order to:

     o allow a successor to FedEx or a subsidiary guarantor to assume our or its obligations under the indenture;

     o add additional events of default or additional covenants of FedEx or a subsidiary guarantor;

     o    secure the notes of any series;

     o    add additional subsidiary guarantors of the notes; or

     o make any other amendment or supplement to the indenture as long as that amendment or supplement does not materially adversely affect the interests of any holders of notes.

Payment of Additional Amounts

     We will, subject to the exceptions and limitations set forth below, pay as additional interest on the New Notes such additional amounts as are necessary so that the net payment by us or a paying agent of the principal of and interest on the New Notes to a person that is a non-U.S. holder (as defined below) or a foreign partnership, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of the New Notes had no such withholding or deduction been required.

     Our obligation to pay additional amounts shall not apply:

     o to a tax, assessment or governmental charge that is imposed or withheld solely because the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder:

          o is or was present or engaged in a trade or business in the United States or has or had a permanent establishment in the United States;

          o has a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

          o is or has been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax; or

          o    is or was a "10-percent shareholder" of FedEx as defined in section 871(h)(3) of the United States Internal Revenue Code or any successor provision;

     o to any holder that is not the sole beneficial owner of the notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an additional amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

     o to a tax, assessment or governmental charge that is imposed or withheld solely because the holder or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

     o to a tax, assessment or governmental charge that is imposed other than by withholding by FedEx or a paying agent from the payment;

     o to a tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

     o to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

     o to any tax, assessment or other governmental charge any paying agent must withhold from any payment of principal of or interest on any note, if such payment can be made without such withholding by any other paying agent; or

     o    in the case of any combination of the above items.

     The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided under this heading and below under "--Redemption Upon a Tax Event," we do not have to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority.

     As used herein, the term "non-U.S. holder" means an owner of a note that is, for U.S. federal income tax purposes, (i) a nonresident alien individual,
(ii) a foreign corporation or (iii) a foreign trust or estate.

 Redemption Upon a Tax Event

     If, with respect to any series of notes, (a) we become or will become obligated to pay additional amounts as described above under "--Payment of Additional Amounts" as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, any official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after February 6, 2001, or (b) a taxing authority of the United States takes an action on or after February 6, 2001, whether or not with respect to us or any of our affiliates, that results in a substantial probability that we will or may be required to pay such additional amounts, then we may, at our option, redeem, as a whole, but not in part, such series of notes on any interest payment date on not less than 30 nor more than 60 calendar days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that we determine, in our business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to us, not including substitution of the obligor under such notes. No redemption pursuant to (b) above may be made unless we shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that we will or may be required to pay the additional amounts described above under "--Payment of Additional Amounts" and we shall have delivered to the trustee a certificate, signed by a duly authorized officer stating, that based on such opinion we are entitled to redeem the notes pursuant to their terms.

Events of Default

     An event of default with respect to a series of notes occurs if:

     o we fail to pay interest when due and continue such failure for 30 days thereafter on any note of that series;

     o    we fail to pay the principal of any note of that series when due;

     o we fail to perform any covenant in the indenture relating to that series of notes and this failure continues for 60 days after we receive written notice as provided in the indenture;

     o we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of FedEx for the benefit of our creditors; or

     o any subsidiary guarantor which constitutes 60% or more of our consolidated total assets (determined as of the date of the most recent interim or fiscal year-end balance sheet of FedEx filed with the SEC prior to such determination date) or a court take certain actions relating to the bankruptcy, insolvency or reorganization of that subsidiary guarantor for the benefit of its creditors.

     If an event of default with respect to all notes of any series occurs and continues, the trustee or the holders of at least 50% in aggregate principal amount of the outstanding notes of that series may require us to repay immediately the principal amount of all notes of that series. The holders of a majority in principal amount of the outstanding notes of that series may rescind and annul such acceleration if all events of default with respect to the notes of that series, other than the nonpayment of accelerated principal, have been cured or waived as provided in the indenture. For information as to waiver of defaults, see "--Modification, Amendment and Waiver" above.

     Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer to the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of the outstanding notes of such series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to any series of notes.

     No holder of any note of any series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture unless:

     o the holder has previously given to the trustee written notice of a continuing event of default;

     o the holders of not less than 50% in principal amount of the outstanding notes of that series have made written request, and offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

     o the trustee has not received from the holders of a majority in principal amount of the outstanding notes of that series a direction inconsistent with the request and the trustee has failed to institute such proceeding within 60 days.

     However, the holder of any note will have an absolute right to receive payment of the principal of and interest on the notes as expressed in the notes, and to institute suit for the enforcement of any payment.

     We are required to furnish to the trustee annually a statement as to the absence of certain defaults under the indenture. The trustee may withhold notice to the holders of notes of any default, except as to payment of principal or interest with respect to notes, if it considers such withholding to be in the interest of the holders of the notes.

Defeasance and Covenant Defeasance

     When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government securities to pay the principal, interest and any other sums due to the stated maturity date of the notes of a particular series, then at our option:

     o we will be discharged from our obligations with respect to the notes of that series or

     o we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

     If this happens, the holders of the notes of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of notes and replacement of lost, stolen or mutilated notes. Such holders may look only to such deposited funds or obligations for payment.

     We must deliver to the trustee an opinion of counsel, which will state the change in law which provides the basis for the opinion, to the effect that the deposit and related defeasance would not cause the holders of the notes to recognize income, gain or loss for United States federal income tax purposes.

Global Notes and Book-Entry System

     The New Notes will be issued in book-entry form and will be represented by one or more permanent global certificates in fully registered form without interest coupons (the "New Global Notes") and will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co. or another nominee designated by DTC. Beneficial interest in the New Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

     Accordingly, holders that are not direct DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the New Notes may do so only indirectly through DTC participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, societe anonyme ("Clearstream, Luxembourg"). In addition, holders will receive all distributions of principal and interest from the trustee through the DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of notes among DTC participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the notes.

     Distributions by DTC participants to holders will be the responsibility of such DTC participants and will be made in accordance with customary industry practices. Accordingly, although holders will not have possession of the notes, the rules of DTC provide a mechanism by which participants will receive payments and will be able to transfer their interests. Although the DTC participants are expected to convey the rights represented by their interests in any New Global Notes to the related holders, because DTC can only act on behalf of DTC participants, the ability of holders to pledge notes to persons or entities that are not DTC participants or to otherwise act with respect to such notes, may be limited due to the lack of physical certificates for such notes.

     FedEx, the trustee or any other agent of FedEx or the trustee will not be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the notes or for supervising or reviewing any records relating to such beneficial ownership interests. Since Cede & Co., as nominee of DTC, will be the only "holder," beneficial owners will not be recognized by the trustee as holders, as that term is used in the indenture, and beneficial owners will be permitted to exercise the rights of holders only indirectly through DTC and DTC participants. DTC has advised us that it will take any action permitted to be taken by a holder under the indenture only at the direction of one or more DTC participants to whose accounts with DTC the related notes are credited.

     Certificated Notes. We will issue physical certificates ("Certificated Notes") to holders of beneficial interests in a New Global Note, or their nominees, if:

     o DTC notifies us that it is unwilling or unable to continue as depositary and we are unable to locate a qualified successor within 90 days or if at any time DTC, or any successor depositary, ceases to be a "clearing agency" under the Exchange Act;

     o    an event of default occurs under the indenture; or

     o we decide in our sole discretion to terminate the book-entry system through DTC.

     In such event, the trustee will notify all holders through DTC participants of the availability of such certificated notes. Upon surrender by DTC of the definitive global note representing the series of notes and receipt of instructions for reregistration, the trustee will reissue the notes in certificated form to holders or their nominees.

     Clearing Systems.  Each of the clearing systems has advised us as follows:

     DTC is

     o a limited purpose trust company organized under the laws of the State of New York;

     o     a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     o a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entries, eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of whom own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear Operator was granted a banking license by the Belgian Banking and Finance Commission in 2000, authorizing it to carry out banking activities on a global basis. It took over operation of Euroclear from the Brussels, Belgium office of Morgan Guaranty Trust Company of New York on December 31, 2000.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by Euroclear.

     Clearstream, Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant either directly or indirectly.

     Distributions with respect to notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.


                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

     The Old Notes were delivered by us on February 12, 2001 to the initial purchasers pursuant to a purchase agreement dated February 6, 2001 between us and certain subsidiary guarantors and the initial purchasers. The initial purchasers subsequently sold the Old Notes to "qualified institutional buyers," as defined in Rule 144A under the Securities Act, in reliance on Rule 144A and outside the United States in accordance with Regulation S under the Securities Act. As a condition to the initial sale of the Old Notes, we, certain subsidiary guarantors and the initial purchasers entered into the registration rights agreement. Pursuant to the registration rights agreement, we agreed that we would:

     o file with the SEC within 135 days after the Old Notes closing date, which is the date we delivered the Old Notes to the initial purchasers, a registration statement under the Securities Act relating to a registered exchange offer;

     o use our reasonable best efforts to cause such registration statement to become effective under the Securities Act within 180 days after the Old Notes closing date;

     o keep the exchange offer open for at least 20 business days (or longer, if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the Old Notes; and

     o use our reasonable best efforts to complete the exchange offer no later than 45 days after the exchange offer registration statement becomes effective.

     We agreed to issue and exchange New Notes for all Old Notes validly tendered and not withdrawn before the expiration of the exchange offer. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The registration statement is intended to satisfy certain of our obligations under the registration rights agreement and the purchase agreement. In the event that due to a change in current interpretations by the SEC, we are not permitted to effect such exchange offer, it is contemplated that we will instead file a shelf registration statement covering resales by the holders of the Old Notes and will use our reasonable best efforts to cause such shelf registration statement to become effective and to keep such shelf registration statement effective for a maximum of two years from the closing date.

Terms of the Exchange Offer

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all Old Notes validly tendered and not withdrawn prior to the expiration date.

     We will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes of the same series validly tendered and not withdrawn pursuant to the exchange offer. Old Notes may be tendered in the principal amount of $1,000 and integral multiples of $1,000 in excess thereof, provided that if fewer than all of the Old Notes of a holder are tendered for exchange, the untendered principal amount of the holder's remaining Old Notes must be $1,000 or any integral multiple of $1,000 in excess thereof.

     Each series of New Notes has substantially the same terms as the related series of Old Notes except that:

     o the exchange will be registered under the Securities Act and, therefore, the New Notes will not bear legends restricting their transfer; and

     o holders of the New Notes will not be entitled to any of the registration rights of holders of Old Notes under the registration rights agreement, which rights will terminate upon the consummation of the exchange offer.

The New Notes will evidence the same indebtedness as the Old Notes (which they replace) and will be issued under, and be entitled to the benefits of, the indenture, which also authorized the issuance of the Old Notes, such that the New Notes and the Old Notes will be treated as a single class of securities under the indenture.

     As of the date of this prospectus, $250,000,000 of notes due 2004, $250,000,000 of notes due 2006 and $250,000,000 of notes due 2011 are outstanding, all of which are registered in the name of Cede & Co., as nominee for DTC. Solely for reasons of administration, we have fixed the close of
business on             , 2001 as the record date for the exchange offer for
purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. There will be no fixed record date for determining holders of the Old Notes entitled to participate in the exchange offer.

     Holders of the Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act and the rules and regulations of the SEC thereunder.

     We shall be deemed to have accepted validly tendered Old Notes when, and if, we have given oral or written notice thereof to The Bank of New York, the exchange agent. The exchange agent will act as agent for the tendering holders of Old Notes for the purpose of receiving the New Notes from us.

     Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "--Fees and Expenses."

Expiration Date; Extensions; Amendments

     The term "expiration date" shall mean 5:00 p.m., New York City time, on
             , 2001, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

     If we determine to extend the exchange offer, we will, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date:

     o    notify the exchange agent of any extension by oral or written notice;
          and

     o issue a press release or other public announcement which shall include disclosure of the approximate number of Old Notes deposited to date.

     We reserve the right, in our sole discretion:

     o    to delay accepting any Old Notes;

     o    to extend the exchange offer; or

     o if, in the opinion of our counsel, the consummation of the exchange offer would violate any applicable law, rule or regulation or any applicable interpretation of the staff of the SEC, to terminate or amend the exchange offer by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a press release or other public announcement thereof.

     If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Interest on the New Notes

     The New Notes will accrue interest at the rate of 6 5/8% per annum for the notes due 2004, 6 7/8% per annum for the notes due 2006 and 7 1/4% per annum for the notes due 2011 from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid, from February 12, 2001, payable semi-annually in arrears, for the notes due 2004, on February 12 and August 12 of each year, commencing on August 12, 2001, and, for the notes due 2006 and the notes due 2011, on February 15 and August 15 of each year, commencing on August 15, 2001.

Resale of the New Notes

     With respect to the New Notes, based upon interpretations by the staff of the SEC set forth in certain no-action letters issued to third parties, we believe that a holder who exchanges Old Notes for New Notes in the ordinary course of business, who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in a distribution of the New Notes, and who is not an "affiliate" of ours within the meaning of Rule 405 of the Securities Act, will be allowed to resell New Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the New Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act.

     If any holder acquires New Notes in the exchange offer for the purpose of distributing or participating in the distribution of the New Notes, such holder:

     o cannot rely on the position of the staff of the SEC enumerated in such no-action letters issued to third parties; and

     o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any New Notes received in exchange for Old Notes acquired by such broker-dealer as a result of market-making or other trading activities. We will make this prospectus, as it may be amended or supplemented from time to time, available to any such broker- dealer that requests copies of such prospectus in the letter of transmittal for use in connection with any such resale for a period of up to 180 days after the expiration date. See "Plan of Distribution."

Procedures for Tendering

     To tender in the exchange offer, a holder of Old Notes must either:

     o complete, sign and date the letter of transmittal or facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile to the exchange agent; or

     o if such Old Notes are tendered pursuant to the procedures for book-entry transfer set forth below, a holder tendering Old Notes may transmit an agent's message (as defined below) to the exchange agent in lieu of the letter of transmittal, in either case for receipt on or prior to the expiration date.

     In addition:

     o certificates for such Old Notes must be received by the exchange agent along with the letter of transmittal;

     o a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such Old Notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described below, along with the letter of transmittal or an agent's message, as the case may be, must be received by the exchange agent on or prior to the expiration date; or

     o the holder must comply with the guaranteed delivery procedures described below.

     The term "agent's message" means a message, transmitted to the exchange agent's account at DTC and received by the exchange agent and forming a part of the book-entry confirmation, which states that such account has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by the letter of transmittal and that FedEx may enforce the letter of transmittal against such participant. To be tendered effectively, the letter of transmittal and other required documents, or an agent's message in lieu thereof, must be received by the exchange agent at the address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date.

     The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

     The method of delivery of Old Notes, the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. Do not send the letter of transmittal or any Old Notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such holders.

     Any beneficial owner(s) of the Old Notes whose Old Notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such intermediary promptly and instruct such intermediary to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the letter of transmittal and delivering such owner's Old Notes:

     o make appropriate arrangements to register ownership of the Old Notes in such owner's name; or

     o    obtain a properly completed bond power from the registered holder.

The transfer of registered ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal described below (see "--Withdrawal of Tenders"), as the case may be, must be guaranteed by an eligible institution unless the Old Notes tendered pursuant thereto are tendered:

     o by a registered holder who has not completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on the letter of transmittal; or

     o    for the account of an eligible institution.

     In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by an eligible institution, which is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" (within the meaning of Rule 17Ad-15 under the Exchange Act) which is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

     If the letter of transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder exactly as such registered holder's name appears on such Old Notes.

     In connection with any tender of Old Notes in definitive certificated form, if the letter of transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program to tender Old Notes.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right:

     o to reject any and all Old Notes not properly tendered and any Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful; and

     o to waive any defects, irregularities or conditions of tender as to particular Old Notes.

     Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities in connection with tenders of Old Notes, neither we, the exchange agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     While we have no present plan to acquire any Old Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any Old Notes that are not tendered pursuant to the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any Old Notes that remain outstanding subsequent to the expiration date and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

     By tendering Old Notes pursuant to the exchange offer, each holder of Old Notes will represent to us that, among other things:

     o the New Notes to be acquired by such holder of Old Notes in connection with the exchange offer are being acquired by such holder in the ordinary course of business of such holder;

     o such holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes;

     o such holder acknowledges and agrees that any person who is participating in the exchange offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the New Notes acquired by such person and cannot rely on the position of the staff of the SEC set forth in certain no-action letters;

     o such holder understands that a secondary resale transaction, described above, and any resales of New Notes obtained by such holder in exchange for Old Notes acquired by such holder directly from us should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the SEC; and

     o such holder is not an "affiliate", as defined in Rule 405 under the Securities Act, of ours.

     If the holder is a broker-dealer that will receive New Notes for such holder's own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the letter of transmittal that such holder will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Return of Old Notes

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

     o Old Notes or a timely book-entry confirmation of such Old Notes into the exchange agent's account at DTC; and

     o a properly completed and duly executed letter of transmittal and all other required documents, or an agent's message in lieu thereof.

      If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are withdrawn or are submitted for a greater principal amount than the holders desire to exchange, such unaccepted, withdrawn or otherwise non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, such Old Notes will be credited to an account maintained with DTC) as promptly as practicable.

Book-Entry Transfer

     The exchange agent will make a request to establish an account with respect to the Old Notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof, with any required signature guarantees and any other required documents, or an agent's message in lieu of a letter of transmittal, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "--Exchange Agent" on or prior to the expiration date or pursuant to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

     If a holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available or the holder cannot deliver its Old Notes (or complete the procedures for book-entry transfer), the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, a holder may effect a tender if:

     o    the tender is made through an eligible institution;

     o prior to the expiration date, the exchange agent receives from such eligible institution (by facsimile transmission, mail or hand delivery) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by us setting forth the name and address of the holder, the certificate number(s) of such Old Notes (if applicable) and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date:

            (i) the letter of transmittal (or a facsimile thereof), or an agent's message in lieu thereof,

           (ii) the certificate(s) representing the Old Notes in proper form for transfer or a book-entry confirmation, as the case may be, and

          (iii) any other documents required by the letter of transmittal,

          will be deposited by the eligible institution with the exchange agent; and

     o such properly executed letter of transmittal (or facsimile thereof), or an agent's message in lieu thereof, as well as the certificate(s) representing all tendered Old Notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, a form of Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of Old Notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to the expiration date. Any such notice of withdrawal must:

     o specify the name of the person having deposited the Old Notes to be withdrawn;

     o identify the Old Notes to be withdrawn (including the certificate number or numbers, if applicable, and principal amount of such Old Notes or, in the case of Old Notes transferred by a book-entry transfer, the name and number of the account at DTC to be credited); and

     o be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Old Notes were tendered (including any required signature guarantees or, in the case of Old Notes transferred by book-entry transfer, be transmitted by DTC and received by the exchange agent in the same manner as the agent's message transferring the Old Notes).

     If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, in our sole discretion, which determination shall be final and binding on all parties.

     Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no New Notes will be issued with respect thereto, unless the Old Notes so withdrawn are validly retendered. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

Termination of Certain Rights

     All registration rights under the registration rights agreement accorded to holders of the Old Notes (and all rights to receive additional interest in the event of a registration default (as defined therein)) will terminate upon consummation of the exchange offer. However, for a period of up to 180 days after the last day that the exchange offer is open, we will keep the registration statement effective and provide copies of the latest version of the prospectus to any broker-dealer that requests copies of such prospectus in the letter of transmittal for use in connection with any resale by such broker-dealer of New Notes received for its own account pursuant to the exchange offer in exchange for Old Notes acquired for its own account as a result of market-making or other trading activities.

Exchange Agent

     The Bank of New York has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for a copy of the Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

     By Mail or Hand/Overnight Delivery:               By Facsimile:

          The Bank of New York                         (212) 815-6339
          Reorganization Unit
          101 Barclay Street - 7E                      Confirm by Telephone:
          New York, New York 10286
          Attn.: Santino Ginocchietti                  (212) 815-6331

     The Bank of New York also serves as trustee under the indenture.

Fees and Expenses

     The expenses of soliciting tenders will be borne by us. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile transmission, telephone or other electronic means or in person by our officers and regular employees or those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The expenses to be incurred in connection with the exchange offer, including registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees, and printing costs, will be paid by us.

     We will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Old Notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequence of Failure to Exchange

     Participation in the exchange offer is voluntary. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Old Notes that are not exchanged for the New Notes pursuant to the exchange offer will remain "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act. Accordingly, such Old Notes may not be offered, sold, pledged or otherwise transferred except:

     o to a person whom the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

     o in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act;

     o pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

     o pursuant to an effective registration statement under the Securities Act; or

     o pursuant to another available exemption from the registration requirements of the Securities Act, and, in each case, in accordance with all other applicable securities laws.

Accounting Treatment

     For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The expenses of the exchange offer will be amortized over the term of the New Notes.


                                    TAXATION

     In the opinion of Davis Polk & Wardwell, the exchange of Old Notes for New Notes will not be treated as a taxable transaction for U.S. federal income tax purposes because the New Notes will not be considered to differ materially in kind or in extent from the Old Notes. Rather, the New Notes you receive will be treated as a continuation of your investment in the Old Notes. As a result, there will be no material U.S. federal income tax consequences to you resulting from the exchange of Old Notes for New Notes.

     You should consult your own tax advisors concerning the tax consequences arising under state, local, or foreign laws of the exchange of Old Notes for New Notes.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of New Notes received in exchange for such Old Notes. For a period of up to 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this prospectus in the letter of transmittal for use in connection with any such resale.

     We will not receive any proceeds from any sale of New Notes by broker-dealers or any other persons. New Notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions or through the writing of options on the New Notes, or a combination of these methods of resale, at market prices prevailing at the time of resale or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer that resells the New Notes that were received by it for its own account pursuant to the exchange offer. Any broker or dealer that participates in a distribution of New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker- dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                              NOTICE TO INVESTORS

     Based on interpretations of the staff of the SEC set forth in no-action letters issued to third parties, we believe that New Notes issued pursuant to the exchange offer in exchange for Old Notes may be offered for resale, resold, and otherwise transferred by a holder (other than broker-dealers, as set forth below, and any holder that is an "affiliate" of FedEx within the meaning of Rule 405 under the Securities Act) without further registration under the Securities Act and without delivery to prospective purchasers of a prospectus pursuant to the provisions of the Securities Act, provided that the holder is acquiring the New Notes in the ordinary course of its business, is not participating and has no arrangement or understanding with any person to participate in the distribution of the New Notes. Eligible holders wishing to accept the exchange offer must represent to us in the letter of transmittal that these conditions have been met. See "The Exchange Offer--Procedures for Tendering."

     Each broker-dealer who holds Old Notes acquired for its own account as a result of market-making or other trading activities and who receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of New Notes. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of New Notes received for the broker-dealer's own account in exchange for Old Notes where Old Notes were acquired by the broker-dealer as a result of market- making activities or other trading activities. For a period of up to 180 days after the expiration date, we will make this prospectus available to those broker-dealers (if they so request in the letter of transmittal) for use in connection with those resales. See "Plan of Distribution."

     The New Notes constitute new issues of securities with no established public trading market. We do not intend to apply for listing of the New Notes on any securities exchange or for inclusion of the New Notes in any automated quotation system. There can be no assurance that an active public market for the New Notes will develop or as to the liquidity of any market that may develop for the New Notes, the ability of holders to sell the New Notes, or the price at which holders would be able to sell the New Notes. Future trading prices of the New Notes will depend on many factors, including among other things, prevailing interest rates, our operating results and the market for similar securities.

     Any Old Notes not tendered or accepted in the exchange offer will remain outstanding. To the extent that Old Notes are tendered and accepted in the exchange offer, your ability to sell untendered, and tendered but unaccepted, Old Notes could be adversely affected. Following consummation of the exchange offer, the holders of Old Notes will continue to be subject to the existing restrictions on transfer thereof and we will have no further obligation to those holders, under the registration rights agreement, to provide for the registration under the Securities Act of the Old Notes. There may be no trading market for the Old Notes.

     We will not receive any proceeds from, and have agreed to bear the expenses of, the exchange offer. No underwriter is being used in connection with the exchange offer.

     The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of those jurisdictions.


                           VALIDITY OF THE NEW NOTES

     The validity of the New Notes will be passed upon for FedEx Corporation by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

     The consolidated financial statements and schedules of FedEx Corporation and Federal Express Corporation included in each company's Annual Report on Form 10-K for the year ended May 31, 2000 and incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this prospectus in reliance upon the authority of Arthur Andersen LLP as experts in giving those reports.

     With respect to the unaudited interim financial information of FedEx Corporation and Federal Express Corporation for the quarters ended August 31, 2000, November 30, 2000 and February 28, 2001 included in each company's Quarterly Report on Form 10-Q for such periods, all of which are incorporated by reference in this prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of
Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the prospectus prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

     The consolidated financial statements of American Freightways Corporation at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                             SUBSIDIARY GUARANTORS

     Each subsidiary guarantor other than Federal Express Corporation, which is currently an Exchange Act reporting company, is exempt from Exchange Act reporting pursuant to Rule 12h-5 under the Exchange Act, as:

     o    FedEx has no independent assets or operations;

     o the guarantees of the subsidiary guarantors are full and unconditional and joint and several; and

     o any subsidiaries of FedEx other than the subsidiary guarantors are, individually and in the aggregate, minor.

     There are no significant restrictions on the ability of FedEx or any subsidiary guarantor to obtain funds from its subsidiaries by dividend or loan.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                      OF AMERICAN FREIGHTWAYS CORPORATION

                  Years ended December 31, 2000, 1999 and 1998

                                                                           Page
                                                                           ----
Independent Auditors' Report..............................................  F-2

Consolidated Balance Sheets...............................................  F-3

Consolidated Statements of Income.........................................  F-4

Consolidated Statements of Shareholders' Equity...........................  F-5

Consolidated Statements of Cash Flows.....................................  F-6

Notes to Consolidated Financial Statements................................  F-8

Report of Ernst & Young LLP, Independent Auditors

The Board of Directors and Shareholders
American Freightways Corporation


     We have audited the accompanying consolidated balance sheets of American Freightways Corporation and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Freightways Corporation and subsidiaries at December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

/s/Ernst & Young LLP
Little Rock, Arkansas
January 19, 2001, except for Note 7, as
to which the date is February 9, 2001

               American Freightways Corporation and Subsidiaries

                          Consolidated Balance Sheets

                                                                                                   December 31,
                                                                                               2000           1999
                                                                                             ---------      ---------
                                                                                                  (In Thousands)
Assets
Current assets:
 Cash and cash equivalents (Note 10)....................................................     $   4,341      $   5,345
 Trade receivables, less allowance for doubtful accounts (2000 - $5,420, 1999 -
   $3,016)..............................................................................       148,198        128,417
 Operating supplies and inventories.....................................................         5,973          4,946
 Prepaid expenses.......................................................................        16,392         14,520
 Deferred income taxes (Note 4).........................................................        17,512         17,922
 Income taxes receivable................................................................         1,404          9,760
                                                                                             ---------      ---------
 Total current assets...................................................................       193,820        180,910
Property and equipment (Notes 3 and 6):
 Land and structures....................................................................       346,956        271,376
 Revenue equipment......................................................................       425,968        411,967
 Service, office and other equipment....................................................       182,414        156,443
 Land improvements......................................................................         7,886          4,551
 Construction in progress...............................................................        56,100         52,854
 Accumulated depreciation and amortization..............................................      (364,697)      (314,264)
                                                                                              --------      ---------
                                                                                               654,627        582,927
Other assets:
 Bond funds (Notes 3 and 10)............................................................           360            358
 Other..................................................................................         2,936          2,660
                                                                                             ---------      ---------
                                                                                                 3,296          3,018
                                                                                             ---------      ---------
Total assets............................................................................     $ 851,743      $ 766,855
                                                                                             =========      =========
Liabilities and shareholders' equity
Current liabilities:
 Trade accounts payable.................................................................     $  21,748      $  25,729
 Accrued expenses (Note 2)..............................................................       117,060         90,655
 Current portion of long-term debt......................................................        14,808         13,030
                                                                                             ---------      ---------
Total current liabilities...............................................................       153,616        129,414
Long-term debt, less current portion (Notes 3 and 10)...................................       239,674        251,685
Deferred income taxes (Note 4)..........................................................        76,014         75,032
Shareholders' equity (Notes 3, 5, 7 and 8):
 Common stock, par value $.01 per share; authorized 250,000 shares; issued and
   outstanding 32,687 shares in 2000 and 32,259 shares in 1999..........................           327            323
 Additional paid-in capital.............................................................       118,986        112,641
 Retained earnings......................................................................       263,251        197,885
 Treasury stock, at cost; 15 shares in 2000 and 1999....................................          (125)          (125)
                                                                                             ---------      ---------
Total shareholders' equity..............................................................       382,439        310,724
                                                                                             ---------      ---------

Commitments (Note 6)

Total liabilities and shareholders' equity..............................................     $ 851,743      $ 766,855
                                                                                             =========      =========


See accompanying notes.

               American Freightways Corporation and Subsidiaries

                       Consolidated Statements of Income

                                                                            Year ended December 31,
                                                                 -----------------------------------------------
                                                                    2000              1999               1998
                                                                 ----------        ----------          ---------
                                                                  (In Thousands, Except per Share Data)

Operating revenue.....................................           $1,390,791        $1,166,675          $986,286
Operating expenses and costs:
 Salaries, wages and benefits.........................              816,627           700,139           601,813
 Operating supplies and expenses......................              106,417            92,550            79,219
 Operating taxes and licenses.........................               54,950            45,291            41,687
 Insurance............................................               43,826            37,617            31,964
 Communications and utilities.........................               22,834            19,018            17,361
 Depreciation and amortization........................               63,986            58,984            55,712
 Rent and purchased transportation....................               94,119            69,679            58,093
 Other................................................               62,247            49,029            40,227
                                                                  ---------         ---------          --------
                                                                  1,265,006         1,072,307           926,076
                                                                  ---------         ---------          --------
Operating income......................................              125,785            94,368            60,210

Other income (expense):
 Interest expense.....................................              (16,598)          (15,237)          (15,530)
 Interest income......................................                  319               311               307
 Gain (loss) on disposal of assets (Note 11)..........                 (644)            1,938             1,203
 Other, net...........................................                   29                43               117
                                                                  ---------         ---------          --------
                                                                    (16,894)          (12,945)          (13,903)
                                                                  ---------         ---------          --------
Income before income taxes............................              108,891            81,423            46,307

Federal and state income taxes (Note 4):
 Current..............................................               42,133            29,786            11,136
 Deferred.............................................                1,392             3,521             7,670
                                                                  ---------         ---------          --------
                                                                     43,525            33,307            18,806
                                                                  ---------         ---------          --------
Net income............................................            $  65,366         $  48,116          $ 27,501
                                                                  =========         =========          ========
Per share (Notes 1 and 8):
 Net income - basic...................................            $    2.02         $    1.51          $   0.87
                                                                  =========         =========          ========
 Net income - assuming dilution.......................            $    1.98         $    1.47          $   0.87
                                                                  =========         =========          ========
Average shares outstanding (Notes 1 and 8):
 Basic................................................            $  32,384         $  31,956          $ 31,624
                                                                  =========         =========          ========
 Assuming dilution....................................            $  33,043         $  32,673          $ 31,689
                                                                  =========         =========          ========


See accompanying notes.

               American Freightways Corporation and Subsidiaries

                Consolidated Statements of Shareholders' Equity

                                             Common Stock
                                         --------------------     Additional
                                                       Par         Paid-In        Retained      Treasury
                                          Shares      Value        Capital        Earnings        Stock         Total
                                         --------    --------     ----------      --------      --------        -----
                                                                          (In Thousands)

Balances at January 1, 1998..........      31,568      $  316        $104,832      $122,268           -       $227,416
       Stock option and purchase
 plans...............................         127           1           1,221             -           -          1,222
       Purchase of 15 treasury shares           -           -               -             -        (125)          (125)
       Net income....................           -           -               -        27,501           -         27,501
                                           ------      ------        --------      --------       -----       --------
Balances at December 31, 1998........      31,695         317         106,053       149,769        (125)       256,014
       Stock option and purchase
 plans...............................         564           6           6,588             -           -          6,594
       Net income....................           -           -               -        48,116           -         48,116
                                           ------      ------        --------      --------       -----       --------
Balances at December 31, 1999........      32,259         323         112,641       197,885        (125)       310,724
       Stock option and purchase
 plans...............................         428           4           6,345             -           -          6,349
       Net income....................           -           -               -        65,366           -         65,366
                                           ------      ------        --------      --------       -----       --------
Balances at December 31, 2000........      32,687      $  327        $118,986      $263,251       $(125)      $382,439
                                           ======      ======        ========      ========       =====       ========


See accompanying notes.

               American Freightways Corporation and Subsidiaries

                     Consolidated Statements of Cash Flows

                                                                             Year ended December 31,
                                                                  ----------------------------------------------
                                                                     2000                1999             1998
                                                                  ----------           ----------       --------
                                                                                  (In Thousands)
Operating activities
Cash received from customers................................      $1,362,847           $1,128,859       $968,497
Cash paid to suppliers and employees........................      (1,173,186)            (984,726)      (851,762)
Interest received...........................................             319                  311            307
Interest paid...............................................         (16,713)             (15,542)       (15,438)
Income taxes paid...........................................         (32,816)             (35,757)       (13,884)
                                                                  ----------           ----------       --------
Net cash provided by operating activities...................         140,451               93,145         87,720

Investing activities
Proceeds from sales of equipment............................           4,908                6,919          3,222
Capital expenditures........................................        (141,518)            (142,483)       (94,392)
                                                                  ----------           ----------       --------
Net cash used by investing activities.......................        (136,610)            (135,564)       (91,170)

Financing activities
Proceeds from notes payable and long-term borrowings........          86,059              117,000         45,657
Principal payments on long-term debt........................         (96,292)             (78,079)       (41,771)
Proceeds from issuance of common stock......................           5,388                5,569          1,208
Purchase of treasury stock..................................               -                    -           (125)
                                                                  ----------           ----------       --------
Net cash provided (used) by financing activities............          (4,845)              44,490          4,969
                                                                  ----------           ----------       --------
Net increase (decrease) in cash and cash equivalents........          (1,004)               2,071          1,519
Cash and cash equivalents at beginning of year..............           5,345                3,274          1,755
                                                                  ----------           ----------       --------
Cash and cash equivalents at end of year....................      $    4,341           $    5,345       $  3,274
                                                                  ==========           ==========       ========


See accompanying notes.

               American Freightways Corporation and Subsidiaries

                                                                               Year ended December 31,
                                                                      --------------------------------------
                                                                        2000             1999          1998
                                                                      --------          -------       ------
                                                                                    (In Thousands)
Reconciliation of net income to net cash provided by
 operating activities
Net income.....................................................       $ 65,366          $48,116       $27,501
Adjustments to reconcile net income to net cash provided
 by operating activities:
 Depreciation .................................................         63,986           58,984        55,654
 Amortization..................................................              -                -            58
 Provision for losses on accounts receivable...................          8,192            3,907         2,142
 Current tax effect of exercise of stock options...............            961            1,025            14
 (Gain) loss on sales of equipment.............................            644           (1,938)       (1,203)
 Casualty loss on destroyed equipment..........................            280              336           280
 Deferred income taxes.........................................          1,392            3,521         7,670
 Changes in operating assets and liabilities:
   Trade receivables...........................................        (27,973)         (37,860)      (17,906)
   Operating supplies and inventories..........................         (1,027)            (807)       (1,257)
   Prepaid expenses............................................         (1,872)          (3,202)       (2,647)
   Income taxes receivable.....................................          8,356           (6,997)       (2,762)
   Other assets................................................           (278)            (749)         (375)
   Trade accounts payable......................................         (3,981)           8,963         3,856
   Accrued expenses............................................         26,405           19,846        16,695
                                                                      --------          -------       -------
Total adjustments..............................................         75,085           45,029        60,219
                                                                      --------          -------       -------
Net cash provided by operating activities......................       $140,451          $93,145       $87,720
                                                                      ========          =======       =======


See accompanying notes.

               American Freightways Corporation and Subsidiaries

                   Notes to Consolidated Financial Statements

                               December 31, 2000

1. Summary of Significant Accounting Policies

Consolidation

     The consolidated financial statements include the accounts of American Freightways Corporation and its subsidiaries (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated.

Business

     The Company primarily operates as a regional and an interregional, scheduled, for hire, less-than-truckload motor carrier, serving all points in 40 contiguous states from a network of 265 customer centers, which constitutes the Company's only business segment. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Historically, credit losses have been within management's expectations.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

     The Company recognizes revenue and direct shipment costs upon the delivery of the related freight.

     The Company's customer contracts specify that a fuel surcharge may be applied during periods of rising fuel prices. The fuel surcharge is tied to the Department of Energy's National Diesel Fuel Index and is designed to suspend at the time this national index moves below $1.15 per gallon. The Company recorded $42,753,000 and $4,236,000 from the fuel surcharge in 2000 and 1999, respectively, as a reduction to fuel expenses to offset the increased fuel costs incurred. The fuel surcharge was not in effect in fiscal year 1998.

Property and Equipment

     Property and equipment, which includes assets recorded under a capital lease, is recorded at cost. For financial reporting purposes, the cost of such property is depreciated principally by the straight-line method over the estimated useful lives of 3 to 12 years for revenue and service equipment, 15 to 40 years for structures and improvements and 3 to 10 years for furniture and office equipment. Assets under the lease are depreciated by the straight-line method over the remaining lease term. Capital lease amortization is included in depreciation expense. For tax reporting purposes, accelerated depreciation or applicable cost recovery methods are used. Gains and losses are recognized in the year of disposal. Gains and losses on revenue equipment are recorded as adjustments to depreciation expense.

Insurance

     As of December 31, 2000, the Company was generally self-insured up to specified limits for workers' compensation and cargo loss and damage claims where allowable. In states where approval has not been granted, however, workers' compensation claims are insured under a $750,000 deductible plan. In the state of North Dakota, workers' compensation claims are insured under the mandatory state plan, as private plans are not permitted.

               American Freightways Corporation and Subsidiaries

     General and automobile liability claims are insured with a retention limit of $750,000 per occurrence, with excess coverage on a fully insured basis providing catastrophic coverage.

Income Taxes

     Deferred income taxes are accounted for under the liability method. Deferred income tax assets and liabilities reflect the effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes.

Earnings Per Share

     The Company calculates earnings per common share under the following methods:

     o Earnings per share - basic are computed based on the weighted average number of shares outstanding during each year.

     o Earnings per share - assuming dilution are computed based on the weighted average number of shares outstanding during each year, adjusted to include common stock equivalents attributable to dilutive stock options.

Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Stock-Based Compensation

     The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and accordingly, recognizes no compensation expense for the stock option grants.

Impairment of Assets

     The Company accounts for any impairment of its long-lived assets using Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Under SFAS No. 121, impairment losses are recognized when information indicates the carrying amount of long-lived assets, identifiable intangibles and goodwill related to those assets will not be recovered through future operations or sale.

Advertising Costs

     Advertising costs are expensed to operations in the period incurred. Advertising costs for 2000, 1999 and 1998 were $797,000, $1,620,000 and
$685,000, respectively.

Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement has been amended by SFAS No. 137 and 138. It is effective for all quarters of fiscal years beginning after June 15, 2000. It establishes accounting and reporting standards

               American Freightways Corporation and Subsidiaries requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability at its fair value. The Company does not have any derivative instruments at December 31, 2000. The Company is currently evaluating the requirements of SFAS No. 133, as amended, and does not anticipate that the adoption will have a material effect on earnings or the financial position of the Company.

     In addition the SEC issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements", which provides guidance for all SEC registrants related to the recognition of revenue. The Company implemented SAB No. 101 in the current year. The impact was not material.

2. Accrued Expenses

                                                           2000         1999
                                                         --------     -------
                                                           (In Thousands)
Accrued salaries, wages and benefits................     $ 47,787     $32,426
Taxes other than income.............................       11,207       6,081
Accident liability, cargo loss and damage, health,
and workers' compensation claims reserves...........       53,629      48,437
Other...............................................        4,437       3,711
                                                         --------     -------
                                                         $117,060     $90,655
                                                         ========     =======

3. Long-term Debt

                                                           2000         1999
                                                         --------     -------
                                                           (In Thousands)
Bonds payable (1)..................................      $  5,135     $   5,590
Revolving credit agreements (2)....................       130,000       129,000
Mortgage notes (3).................................           468           638
Unsecured senior notes (4).........................       117,000       129,250
Other (5)..........................................         1,879           237
                                                         --------      --------
                                                          254,482       264,715
Less current portion...............................       (14,808)      (13,030)
                                                         --------      --------
                                                         $239,674      $251,685
                                                         ========      ========
---------
(1) Represents the Company's liability under a loan agreement with Arkansas Development Finance Authority, issuer of economic development revenue bonds to construct customer centers and a general office facility. The loan agreement provides that the Company will make payments sufficient to pay the principal and interest on the bonds. The bonds have annual maturity dates through 2009. The bonds bear interest at fixed rates ranging from 4% to 5% and are collateralized by land and structures with a net book value of $7,356,000 at December 31, 2000. The loan agreement requires that certain bond service funds be maintained. As of December 31, 2000, there was $360,000 in a debt service reserve fund.

(2) The revolving credit agreements at December 31, 2000 include an unsecured revolving credit agreement, which provides for available borrowings of $160,000,000. Borrowings under this revolving credit agreement at December 31, 2000 totaled $130,000,000. The term of this agreement extends to April 1, 2003 (unless terminated or renewed). Interest is applied to outstanding borrowings at variable interest rates based on the London Interbank rate or the prime rate. The weighted average rate on outstanding borrowings at December

               American Freightways Corporation and Subsidiaries

     31, 2000 was 7.17%. The agreement contains covenants which limit, among other things, indebtedness, loans, investments and dividend payments, as well as require the Company to meet certain financial tests. The Company pays an annual commitment fee based on the unused commitment. At December 31, 2000, the commitment fee was 0.1875%. As of December 31, 2000, the amount available for additional borrowing under this line of credit was $30,000,000.

     The Company also has $15,000,000 of available borrowings and letters of credit at December 31, 2000 under a separate unsecured revolving credit agreement. The terms of this agreement provide for borrowings up to $15,000,000 at a rate of interest agreed upon at the time of any borrowings. There were no borrowings outstanding at December 31, 2000. This agreement matures March 31, 2001, unless terminated or renewed. At December 31, 2000, the Company had utilized this line of credit to obtain letters of credit totaling $2,382,000.

     The Company also has $20,000,000 of available borrowings at December 31, 2000 under a separate unsecured revolving credit agreement. The terms of this agreement provide for borrowings up to $20,000,000 at a rate of interest agreed upon at the time of any borrowings. There were no borrowings outstanding at December 31, 2000.

(3) Mortgage notes are due monthly or annually to November 2003 at an average interest rate of 8.26%. The notes are collateralized by land and structures with a net book value of $4,263,000 at December 31, 2000.

(4) Includes an unsecured senior note for $5,000,000 payable in full on November 30, 2001. The note bears interest at a fixed rate of 8.91% payable semi-annually.

     Also includes seven notes totaling $112,000,000; all issued under an unsecured and uncommitted $190,000,000 Master Shelf Agreement with the following characteristics:

             Outstanding         Maturity          Interest
              Principal            Date              Rate
             -----------       ------------        --------
             $2,000,000          April 2001          7.55%
             15,000,000        January 2005          8.85
             20,000,000          June 2005           6.92
             25,000,000          May 2006            7.51
             50,000,000         April 2012           8.11

      All notes have fixed interest rates, payable quarterly. These note agreements contain covenants, which limit, among other things, loans, indebtedness, investments and dividend payments, and require the Company to meet certain financial tests.

(5) Represents the Company's liability under a loan agreement with IBM Credit Corporation and a capital lease with Konig Resources LLC. The payments to IBM Credit Corporation are due monthly until June 2001. The note bears interest at 5.51%. The capital lease is for the customer center in Nitro, West Virginia. Payments are due monthly until January 2015. The interest rate is 7.75% for liability reduction.

      Annual maturities on long-term debt and capital lease obligations are $14,808,000 in 2001, $12,760,000 in 2002, $142,705,000 in 2003,
      $12,633,000 in 2004, $12,665,000 in 2005 and $58,911,000 thereafter.

      Interest costs of $2,593,000, $1,555,000 and $1,044,000 in 2000, 1999 and
      1998, respectively, were capitalized as part of the construction cost of certain property and equipment.

               American Freightways Corporation and Subsidiaries

4. Federal and State Income Taxes

     Significant components of the Company's deferred tax liabilities and assets as of December 31, 2000 and 1999, respectively, are as follows:

                                                        2000          1999
                                                      -------       -------
                                                         (In Thousands)
Noncurrent deferred tax liabilities:
 Tax over book depreciation.....................      $76,461       $76,167
 State loss and credit carryovers...............         (447)       (1,135)
                                                      -------       -------
Net noncurrent deferred tax liabilities.........      $76,014       $75,032
                                                      =======       =======
Current deferred tax assets:
 Accrued expenses not deductible until paid.....      $30,080       $24,736
 Allowance for doubtful accounts................        1,742           807
 Revenue recognition differences................       (1,786)          459
                                                      -------       -------
Total current deferred tax assets...............       30,036        26,002

Current deferred tax liabilities:
 Prepaid expenses...............................      (12,524)       (8,080)
                                                      -------       -------
Net current deferred tax assets.................      $17,512       $17,922
                                                      =======       =======


     The reconciliation between the effective income tax rate and the statutory federal income tax rate is presented in the following table:

                                              2000        1999         1998
                                             -------     -------      -------
                                                     (In Thousands)
Income tax at the statutory federal
  rate of 35%............................... $38,112     $28,498      $16,207
Federal income tax effects of:
 State income taxes.........................  (1,996)     (1,702)        (666)
 Nondeductible expenses.....................   1,227         532          480
 Other......................................     479       1,115          882
                                             -------     -------      -------
Federal income taxes........................  37,822      28,443       16,903
State income taxes..........................   5,703       4,864        1,903
                                             -------     -------      -------
                                             $43,525     $33,307      $18,806
                                             =======     =======      =======
Effective income tax rate...................    40.0%       40.9%        40.6%
                                             =======     =======      =======


     Tax benefits of stock option and purchase plans recorded as paid-in capital and which did not reduce income tax expense amounted to $961,000, $1,025,000 and $14,000 in 2000, 1999 and 1998, respectively.

5. Employee Benefit and Compensation Plans

Stock Purchase Plan

     The Company maintains a stock purchase plan covering substantially all employees of the Company. A total of 1,296,410 shares of common stock remain reserved for issuance under this plan at December 31, 2000. The plan contains two six-month offering periods commencing May 1 and November 1 of each year. During each offering

               American Freightways Corporation and Subsidiaries period, an eligible employee may enroll to purchase up to the lesser of $2,000 or 400 shares of Company stock. The price per share is 85% of the lower of the fair market value at the date of grant or the date of exercise, which is six months from the date of grant.

     Shares have been issued under the current and an expired predecessor plan during 1998, 1999 and 2000 as follows:

                                           Number of            Per Share
Issue Date                               Shares Issued       Exercise Price
----------                               -------------       --------------
Predecessor Plan:
 April 30, 1998.....................         59,297              $10.20
 October 31, 1998...................         70,318                7.23
 April 30, 1999.....................         71,199               10.31
 October 31, 1999...................        109,995                7.38

1999 Employee Stock Purchase Plan:
 October 31, 1999...................         53,428               14.61
 April 20, 2000.....................         67,719               15.83
 October 31, 2000...................         82,443               13.71

     During November 2000, employees enrolled for options to purchase 147,394 shares under this plan. These shares will be issued during 2001.

Stock Options and Stock Appreciation Rights

     The 1993 Stock Option Plan provides for the issuance of qualified or nonqualified options to purchase common stock of the Company and the awarding of stock appreciation rights payable in shares or cash. The stock appreciation rights currently outstanding were issued in 1993 and are payable only in cash. No option or right may be issued for less than the fair market value of the stock on the date of grant. The options and rights vest over a five-year period from the date of grant and will expire if not exercised after ten years from the date of grant. The Company also reserves shares for issuance under the 1999 Chairman Stock Option Plan and the Nonemployee Director Stock Option Plans.

     Collective activity within the plans is summarized as follows:

                                            Stock          Shares                                            Weighted
                                        Appreciation       Under                                              Average
                                           Rights          Option                 Price Range                 Price
                                        ------------     ----------         --------------------------       --------
Outstanding at January 1, 1998.....       90,650         1,599,170          $3.00      -        $22.13         $13.06
 Granted...........................            -           515,550           9.69      -         11.31          10.12
 Exercised.........................            -           (13,080)          6.31      -          7.63           7.50
 Canceled..........................       (3,600)          (93,850)          6.31                22.13          12.58
                                          ------         ---------          -----               ------         ------
Outstanding at December 31, 1998...       87,050         2,007,790           3.00      -         22.13          12.33
 Granted...........................            -           704,250          11.16      -         21.09          11.31
 Exercised.........................      (39,580)         (360,875)          3.00      -         21.38          10.33
 Canceled..........................       (1,290)         (128,780)         10.19                21.38          11.76
                                          ------         ---------          -----               ------         ------
Outstanding at December 31, 1999...       46,180         2,222,385           6.31      -         22.13          12.42
 Granted...........................            -           708,000          15.28      -         16.34          15.85


                                      F-13

               American Freightways Corporation and Subsidiaries


                                            Stock          Shares                                            Weighted
                                        Appreciation       Under                                              Average
                                           Rights          Option                 Price Range                 Price
                                        ------------     ----------         --------------------------       --------
 Exercised.........................      (29,740)         (275,940)          6.31      -         21.38          12.86
 Canceled..........................       (1,550)         (151,735)          6.31      -         21.38          13.63
                                          ------         ---------          -----               ------         ------
Outstanding at December 31, 2000...       14,890         2,502,710          $6.31               $22.13         $13.25
                                          ======         =========          =====               ======         ======


     The following table summarizes information concerning currently outstanding and exercisable options:

                                           Options Outstanding                          Options Exercisable
                             ---------------------------------------------       ----------------------------
                                                 Weighted         Weighted                           Weighted
                                                 Average           Average                           Average
       Range of                Number           Remaining         Exercise         Number            Exercise
   Exercise Prices           Outstanding       Life (Years)         Price        Exercisable          Price
----------------------       -----------       ------------       --------       -----------         --------
$6 - $10..............           95,390         6.0                $9.20            54,490             $8.83
$10 - $15.............        1,573,010         5.6                11.66           801,625             12.36
$15 - $20.............          727,290         8.5                16.03            71,390             17.75
Greater than $20......          107,020         4.2                21.38           106,820             21.38
                              ---------         ---                              ---------
Total.................        2,502,710         6.4                              1,034,325
                              =========         ===                              =========


     The number of shares of common stock reserved for granting future options under these plans at December 31 was 2,021,815 in 2000, 2,578,240 in 1999 and 864,870 in 1998. At December 31, 2000, options were exercisable to purchase 1,034,325 shares.

     Expense related to the change in value of stock appreciation rights for 2000 and 1999 totaled $473,000 and $454,000, respectively. There was no benefit or expense related to the changes in 1998.

Accounting for Stock-Based Compensation

     The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock option plans and, accordingly, does not recognize compensation expense. If the Company had elected to recognize compensation expense based on the fair value of options granted at grant date as prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation," net income and earnings per share - assuming dilution would have been reduced to the pro forma amounts indicated in the table below:

                                                                      2000          1999          1998
                                                                   ----------    ----------    ----------
                                                                           (In Thousands, Except
                                                                             Per Share Amounts)

Net income - as reported.......................................    $   65,366    $   48,116    $   27,501
Net income - pro forma.........................................        63,090        46,428        26,219
Earnings per share - assuming dilution - as reported...........          1.98          1.47          0.87
Earnings per share - assuming dilution - pro forma.............          1.91          1.42          0.83

     The fair value of options was estimated as of the date of grant using the Black-Scholes option-pricing model with the following assumptions:

               American Freightways Corporation and Subsidiaries

                                                  2000                              1999                           1998
                                        --------------------------       ---------------------------     ------------------------
                                          Option         Purchase          Option          Purchase         Option       Purchase
                                          Plans           Plans            Plans            Plans           Plans         Plans
                                        ----------      ----------       ----------       ----------     ----------      --------
Expected dividend yield..........        0.00%           0.00%            0.00%            0.00%          0.00%            0.00%
Expected stock price volatility..       38.30           42.60            35.50            37.20          33.80            38.50
Risk-free interest rate..........        6.33            6.27             4.67             5.33           5.62             4.63
Expected life of options.........        4.0 years       0.5 years        4.3 years        0.5 years      4.3 years      1 year
Weighted average value per
 option..........................       $5.88           $3.68            $4.34            $3.76          $3.68            $2.58

Retirement Plan

     The Company maintains a profit sharing plan for the benefit of all eligible employees. The plan qualifies under Section 401(k) of the Internal Revenue Code, thereby allowing eligible employees to make tax deferred contributions to the plan. The plan permits, at the discretion of the Board of Directors, elective and matching employer contributions. During 2000, the Company made elective contributions of 2 1/2% of each eligible participant's compensation, in addition to a 25% match of the first 6% of compensation contributed by participants. The Company's contributions to the plan totaled $17,110,000, $14,631,000 and $12,717,000 for 2000, 1999 and 1998, respectively.

6. Leases and Commitments

     Rent expense, exclusive of amounts related to purchased transportation, totaled approximately $55,481,000 for 2000, $38,719,000 for 1999 and
$31,324,000 for 1998. The future minimum rental commitments under noncancelable operating leases having initial or remaining terms in excess of one year as of December 31, 2000 are as follows:

                                     Land and       Revenue         Other
                      Total         Structures     Equipment      Equipment
                    --------        ----------     ---------      ---------
                                        (In Thousands)
2001..........       $54,643         $13,429        $29,440        $11,774
2002..........        46,842          10,588         29,539          6,715
2003..........        35,112           7,699         25,452          1,961
2004..........        24,739           6,478         18,261              -
2005..........        18,890           4,313         14,577              -
Thereafter....        19,448          12,749          6,699              -
                    --------         -------       --------        -------
                    $199,674         $55,256       $123,968        $20,450
                    ========         =======       ========        =======


     The future minimum lease payments under a capitalized lease consist of the following at December 31, 2000 (thousands):

               American Freightways Corporation and Subsidiaries

2001....................................................... $    210
2002.......................................................      210
2003.......................................................      210
2004.......................................................      210
2005.......................................................      210
Thereafter.................................................    1,908
                                                            --------
Total minimum payments.....................................    2,958
Amount representing interest...............................    1,161
                                                            --------
Present value of minimum lease payments included
 in long-term debt (Note 3)................................ $  1,797
                                                            ========


     Certain leases have renewal options for periods from one to five years at the fair rental value of the related property at renewal. Certain of the lease agreements contain fixed price purchase options. The lease agreements require the lessee to pay property taxes, maintenance and operating expenses.

     Commitments for land, customer centers and revenue equipment (including the cost to complete construction in progress) aggregated approximately $83,412,000 at December 31, 2000.

7. Merger Agreement

     On November 12, 2000, the Company's Board of Directors approved a tender offer and plan of merger (as amended and restated, the "Merger Agreement") among the Company, FedEx Corporation ("FedEx") and FDX, Inc. ("FDX"), a wholly owned subsidiary of FedEx. Through the tender offer, FDX acquired approximately 50.1% of the Company's outstanding shares effective December 29, 2000.

     The Company's Board of Directors previously adopted a rights plan pursuant to which a dividend of one common share purchase right was declared for each outstanding share. The rights trade with the common stock and will become exercisable if a person or group acquires more than 15% of the common shares or announces a tender or exchange offer for more than 15% of the common shares. On November 12, 2000, the Company's Board of Directors amended the rights plan to exclude FedEx and FDX from the definition of acquiring persons, so long as FedEx and FDX do not become the owner of 15% or more of the outstanding shares of the Company other than pursuant to the terms of the Merger Agreement.

     In connection with the Merger Agreement, the Company had a contingent liability for professional fees of $3,994,000 at December 31, 2000, which was payable at the consummation of the merger.

     In accordance with the Merger Agreement, and upon shareholder approval, the Company was merged with and into FDX on February 9, 2001, and Company shareholders received 0.6639 shares of FedEx common stock in exchange for each Company share and cash in lieu of fractional shares. All outstanding stock options of the Company were converted into FedEx stock options with the same terms and conditions as were applicable under such Company options. All outstanding stock appreciation rights were paid in cash prior to February 9, 2001.

     In anticipation of the violation of certain covenants relating to the Company's unsecured senior notes, FedEx provided a written guarantee for payment of the notes, and the Company obtained a waiver on February 6, 2001 until April 13, 2001, at which time prepayment or assumption of senior notes will be required.

               American Freightways Corporation and Subsidiaries

8. Earnings per Share

     Net income for purposes of basic earnings per share and earnings per share
- assuming dilution was $65,366,000, $48,116,000 and $27,501,000 for the years
2000, 1999 and 1998, respectively. A reconciliation of average shares outstanding for both computations is presented below:

                                                    2000      1999      1998
                                                   ------    ------    ------
                                                         (In Thousands)
Average shares outstanding - basic.............    32,384    31,956    31,624
Effect of dilutive stock options...............       659       717        65
                                                   ------    ------    ------
Average shares outstanding - assuming dilution.    33,043    32,673    31,689
                                                   ======    ======    ======


     Antidilutive stock options are not included in the earnings per share calculation. Average antidilutive options were 357,000 in 2000, 244,000 in 1999 and 1,545,000 in 1998.

9. Quarterly Results of Operations (Unaudited)

     The following is a summary of the quarterly results of operations for the years ended December 31, 2000 and 1999:

                                                                Three months ended
                                         March 31          June 30           September 30          December 31
                                         --------        ---------           ------------          -----------
                                                        (In Thousands, Except Per Share Data)
2000
Operating revenue..................      $325,193         $356,938             $363,969            $344,691
Operating expenses and costs.......       298,823          321,767              325,844             318,572
Net income ........................        13,376           18,640               20,460              12,890
Net income per share:
 Basic.............................           .41              .58                  .63                 .40
 Assuming dilution.................           .41              .57                  .62                 .38
Average shares outstanding:
 Basic.............................        32,265           32,346               32,390              32,536
 Assuming dilution.................        32,629           32,967               32,967              33,608
1999
Operating revenue..................      $265,404         $291,173             $303,617            $306,480
Operating expenses and costs.......       250,577          266,400              276,100             279,229
Net income ........................         6,775           13,122               14,386              13,833
Net income per share:
 Basic.............................           .21              .41                  .45                 .43
 Assuming dilution.................           .21              .40                  .44                 .42
Average shares outstanding:
 Basic.............................        31,738           31,860               32,026              32,200
 Assuming dilution.................        32,229           32,643               32,977              32,842

               American Freightways Corporation and Subsidiaries

10. Fair Values of Financial Instruments

     The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

     Cash and cash equivalents - the carrying amount reported in the consolidated balance sheets for cash and cash equivalents approximates fair value.

     Bond funds - the Company's debt service reserve fund is invested in money market funds and the carrying amount reported in the consolidated balance sheets for bond funds approximates fair value.

     Long-term debt - the fair values of the Company's long-term debt are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

      The carrying amounts and fair values of the Company's financial instruments at December 31 are as follows:

                                         Carrying Amount     Fair Value
                                         ---------------     ----------
                                             (In Thousands)
2000
Cash and cash equivalents.......             $  4,341        $  4,341
Bond funds......................                  360             360
Long-term debt..................              254,482         259,761

1999
Cash and cash equivalents.......             $  5,345        $  5,345
Bond funds......................                  358             358
Long-term debt..................              264,715         263,965

11. Involuntary Conversion

     During 1999 the Company experienced an involuntary conversion of certain assets. This involuntary conversion resulted in the recognition of a gain of approximately $1,760,000, which is included in gain (loss) on disposal of assets in the consolidated statements of income.

===============================================================================








                                  [FedEx LOGO]



                     $250,000,000 6 5/8% New Notes due 2004

                     $250,000,000 6 7/8% New Notes due 2006

                     $250,000,000 7 1/4% New Notes due 2011



                  --------------------------------------------

                                   PROSPECTUS

                  --------------------------------------------












                                            , 2001



===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law") permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the unlawful payment of dividends, or for any transaction from which the director derived an improper personal benefit.

     ARTICLE THIRTEENTH of FedEx's Amended and Restated Certificate of Incorporation, as amended (the "Charter"), provides that no director shall be personally liable to FedEx or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that ARTICLE THIRTEENTH does not eliminate or limit the liability of a director of FedEx (i) for any breach of the director's duty of loyalty to FedEx or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law (relating to the unlawful payment of dividends) or any amendment or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. ARTICLE THIRTEENTH of the Charter does not eliminate or limit the liability of a director for any act or omission occurring prior to the date when ARTICLE THIRTEENTH became effective (December 3, 1997). Neither the amendment nor repeal of ARTICLE THIRTEENTH of the Charter, nor the adoption of any provision of the Charter inconsistent with ARTICLE THIRTEENTH, will eliminate or reduce the effect of ARTICLE THIRTEENTH with respect to any matter occurring, or any cause of action, suit or claim that, but for ARTICLE THIRTEENTH, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

     Section 145 of the Delaware Law permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (or another enterprise if serving at the request of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that his or her conduct was unlawful. In any threatened, pending or completed action or suit by or in the right of the corporation, a corporation is permitted to indemnify any director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made if such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

     Article III, Section 13 (relating to indemnification of directors) and
Article V, Section 18 (relating to indemnification of officers and managing directors) of FedEx's Amended and Restated By-laws provide that FedEx shall indemnify to the full extent authorized or permitted by the Delaware Law any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person or his or her testator or intestate is or was a director, officer or managing director of FedEx or serves or served as a director, officer, employee or agent of any other enterprise at FedEx's request.

     FedEx also has purchased insurance designed to protect FedEx and its directors and officers against losses arising from certain claims, including claims under the Securities Act of 1933, as amended (the "Securities Act").

Item 21.  Exhibits and Financial Statement Schedules.

     (a)  List of Exhibits.

Exhibit
Number                                  Description
---------                               -----------

   1.1 Purchase Agreement dated February 6, 2001 among FedEx Corporation, the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Chase Securities, Inc., Commerzbank Capital Markets Corp. and Credit Suisse First Boston Corporation, as initial purchasers.
   4.1      Indenture, dated as of February 12, 2001, among FedEx
            Corporation, as Issuer, the Guarantors named therein, and The
            Bank of New York, as Trustee.
   4.2      Form of New Note (included in Exhibit 4.1).
   4.3 Supplemental Indenture No. 1, dated as of February 20, 2001, among FedEx Corporation, as Issuer, the Guarantors named therein, the Additional Guarantors named therein and The Bank of New York, as Trustee.
   4.4 Supplemental Indenture No. 2, dated as of April 27, 2001 among FedEx Corporation, as Issuer, the Guarantors named therein, the Additional Guarantors named therein and The Bank of New York, as Trustee.
   4.5 Registration Rights Agreement, dated as of February 12, 2001, among FedEx Corporation, the Guarantors named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Chase Securities Inc., Commerzbank Capital Markets Corp., and Credit Suisse First Boston Corporation, as initial purchasers.
   5.1      Opinion of Davis Polk & Wardwell regarding the validity of the New
            Notes.
   8.1      Opinion of Davis Polk & Wardwell regarding tax matters (included in
            Exhibit 5.1).
  15.1 Letter of Arthur Andersen LLP regarding unaudited interim financial information of FedEx Corporation and Federal Express Corporation.
  21.1      Subsidiaries of FedEx Corporation.
  23.1      Consent of Arthur Andersen LLP with respect to FedEx
            Corporation's and Federal Express Corporation's financial statements.
  23.2 Consent of Ernst & Young LLP with respect to American Freightways Corporation's financial statements.
  23.3      Consent of Davis Polk & Wardwell (included in Exhibit 5.1).
  24.1 Powers of Attorney (set forth on the signature pages to this Registration Statement).
  25.1 Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of The Bank of New York, as Trustee.
  99.1      Form of Letter of Transmittal.
  99.2      Form of Notice of Guaranteed Delivery.
  99.3      Form of Exchange Agent Agreement.

     (b)   Financial Statement Schedules.

     Not Applicable.

     (c)   Item 4(b) Information.

     Not Applicable.

Item 22.  Undertakings.

    (a)   The undersigned registrant hereby undertakes:

          (1) That for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) To respond to requests for information that is incorporated by reference into the prospectus contained in this Registration Statement pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on April 30, 2001.

                                            FEDEX CORPORATION


                                            By: /s/ James S. Hudson
                                               ---------------------------
                                               James S. Hudson
                                               Corporate Vice President -
                                               Strategic Financial Planning and
                                                 Control


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

             Signature                                   Capacity                              Date
-----------------------------------    --------------------------------------------    ---------------------
/s/ Frederick W. Smith                 Chairman of the Board, President and Chief         April 30, 2001
-------------------------------        Executive Officer and Director
Frederick W. Smith                     (Principal Executive Officer)


/s/ Alan B. Graf, Jr.                  Executive Vice President and                       April 30, 2001
-------------------------------        Chief Financial Officer
Alan B. Graf, Jr.                      (Principal Financial Officer)


/s/ James S. Hudson                    Corporate Vice President - Strategic               April 30, 2001
-------------------------------        Financial Planning and Control
James S. Hudson                        (Principal Accounting Officer)


/s/ James L. Barksdale                 Director                                           April 30, 2001
-------------------------------
James L. Barksdale


             Signature                                   Capacity                              Date
-----------------------------------    --------------------------------------------    ---------------------


/s/ Robert L. Cox                      Director                                           April 30, 2001
-------------------------------
Robert L. Cox


/s/ Ralph D. DeNunzio                  Director                                           April 30, 2001
-------------------------------
Ralph D. DeNunzio


/s/ Judith L. Estrin                   Director                                           April 30, 2001
-------------------------------
Judith L. Estrin


/s/ F.S. Garrison                      Director                                           April 30, 2001
-------------------------------
F.S. Garrison


/s/ Philip Greer                       Director                                           April 30, 2001
-------------------------------
Philip Greer


/s/ J.R. Hyde, III                     Director                                           April 30, 2001
-------------------------------
J.R. Hyde, III

                                       Director
-------------------------------
Shirley Ann Jackson


-------------------------------        Director
George J. Mitchell


-------------------------------        Director
Joshua I. Smith


-------------------------------        Director
Paul S. Walsh


/s/ Peter S. Willmott                  Director                                           April 30, 2001
-------------------------------
Peter S. Willmott

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on April 30, 2001.

                                             FEDERAL EXPRESS CORPORATION


                                             By: /s/ Michael W. Hillard
                                                ------------------------------
                                                Michael W. Hillard
                                                Vice President, Controller and
                                                Chief Accounting Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

              Signature                                     Capacity                            Date
--------------------------------------    --------------------------------------------    ----------------
/s/ Frederick W. Smith                    Chairman of the Board and Director               April 30, 2001
--------------------------------
Frederick W. Smith


/s/ David J. Bronczek                     President and Chief Executive Officer            April 30, 2001
--------------------------------          and Director (Principal Executive Officer)
David J. Bronczek


/s/ Tracy G. Schmidt                      Senior Vice President and Chief Financial        April 30, 2001
--------------------------------          Officer (Principal Financial Officer)
Tracy G. Schmidt


/s/ Michael W. Hillard                    Vice President, Controller and                   April 30, 2001
--------------------------------          Chief Accounting Officer
Michael W. Hillard                        (Principal Accounting Officer)



/s/ Robert B. Carter                      Director                                         April 30, 2001
--------------------------------
Robert B. Carter



              Signature                                     Capacity                            Date
--------------------------------------    --------------------------------------------    ----------------


/s/ Michael L. Ducker                     Director                                         April 30, 2001
--------------------------------
Michael L. Ducker


/s/ T. Michael Glenn                      Director                                         April 30, 2001
--------------------------------
T. Michael Glenn


/s/ Alan B. Graf, Jr.                     Director                                         April 30, 2001
--------------------------------
Alan B. Graf, Jr.


/s/ George W. Hearn                       Director                                         April 30, 2001
--------------------------------
George W. Hearn


/s/ Kenneth R. Masterson                  Director                                         April 30, 2001
--------------------------------
Kenneth R. Masterson


/s/ David F. Rebholz                      Director                                         April 30, 2001
--------------------------------
David F. Rebholz


/s/ Theodore L. Weise                     Director                                         April 30, 2001
--------------------------------
Theodore L. Weise

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moon Township, State of Pennsylvania, on April 30, 2001.

                                      FEDEX GROUND PACKAGE SYSTEM, INC.


                                      By: /s/ Ronald R. Trombetta
                                         ---------------------------------------
                                         Ronald R. Trombetta
                                         Senior Vice President - Finance and
                                         Administration, Chief Financial Officer
                                         and Treasurer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

              Signature                                     Capacity                             Date
--------------------------------------    ---------------------------------------------    ----------------


/s/ Frederick W. Smith                    Chairman of the Board and Director                April 30, 2001
--------------------------------
Frederick W. Smith


/s/ Daniel J. Sullivan                    President and Chief Executive Officer and         April 30, 2001
--------------------------------          Director (Principal Executive Officer)
Daniel J. Sullivan


/s/ Ronald R. Trombetta                   Senior Vice President - Finance and               April 30, 2001
--------------------------------          Administration, Chief Financial Officer and
Ronald R. Trombetta                       Treasurer (Principal Financial Officer)



/s/ Gretchen G. Smarto                    Vice President and Controller                     April 30, 2001
--------------------------------          (Principal Accounting Officer)
Gretchen G. Smarto


              Signature                                     Capacity                             Date
--------------------------------------    ---------------------------------------------    ----------------


/s/ Robert B. Carter                      Director                                          April 30, 2001
--------------------------------
Robert B. Carter


/s/ T. Michael Glenn                      Director                                          April 30, 2001
--------------------------------
T. Michael Glenn


/s/ Alan B. Graf, Jr.                     Director                                          April 30, 2001
--------------------------------
Alan B. Graf, Jr.


/s/ Ivan T. Hofmann                       Director                                          April 30, 2001
--------------------------------
Ivan T. Hofmann


/s/ Rodger G. Marticke                    Director                                          April 30, 2001
--------------------------------
Rodger G. Marticke


/s/ Kenneth R. Masterson                  Director                                          April 30, 2001
--------------------------------
Kenneth R. Masterson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on April 30, 2001.

                                  VIKING FREIGHT, INC.


                                  By: /s/ Marshall W. Witt
                                     -------------------------------------------
                                     Marshall W. Witt
                                     Vice President - Finance and Administration
                                     and Chief Financial Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

              Signature                                     Capacity                             Date
--------------------------------------    ---------------------------------------------    ----------------


/s/ Frederick W. Smith                    Director                                          April 30, 2001
--------------------------------
Frederick W. Smith


/s/ Tilton G. Gore                        President and Chief Executive Officer             April 30, 2001
--------------------------------          and Director (Principal Executive Officer)
Tilton G. Gore


/s/ Marshall W. Witt                      Vice President - Finance and Administration       April 30, 2001
--------------------------------          and Chief Financial Officer (Principal
Marshall W. Witt                          Financial Officer and Principal Accounting
                                          Officer)



/s/ Joseph C. McCarty                     Chairman of the Board and Director                April 30, 2001
--------------------------------
Joseph C. McCarty


/s/ Robert B. Carter                      Director                                          April 30, 2001
--------------------------------
Robert B. Carter


              Signature                                     Capacity                             Date
--------------------------------------    ---------------------------------------------    ----------------


/s/ Douglas G. Duncan                     Director                                          April 30, 2001
--------------------------------
Douglas G. Duncan


/s/ T. Michael Glenn                      Director                                          April 30, 2001
--------------------------------
T. Michael Glenn


/s/ Alan B. Graf, Jr.                     Director                                          April 30, 2001
--------------------------------
Alan B. Graf, Jr.


/s/ Kenneth R. Masterson                  Director                                          April 30, 2001
--------------------------------
Kenneth R. Masterson

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on April 30, 2001.

                                        FEDEX CUSTOM CRITICAL, INC.


                                        By: /s/ Brendan L. O'Sullivan
                                           ------------------------------------
                                          Brendan L. O'Sullivan
                                          Vice President - Finance,
                                         Chief Financial Officer and Treasurer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

               Signature                                     Capacity                            Date
---------------------------------------    --------------------------------------------    ----------------


/s/ R. Bruce Simpson                       President and Director                           April 30, 2001
-----------------------------------        (Principal Executive Officer)
R. Bruce Simpson


/s/ Brendan L. O'Sullivan                  Vice President - Finance, Chief Financial        April 30, 2001
-----------------------------------        Officer and Treasurer
Brendan L. O'Sullivan                      (Principal Financial Officer and Principal
                                           Accounting Officer)



/s/ Alan B. Graf, Jr.                      Chairman of the Board and Director               April 30, 2001
-----------------------------------
Alan B. Graf, Jr.


/s/ Robert B. Carter                       Director                                         April 30, 2001
-----------------------------------
Robert B. Carter


/s/ T. Michael Glenn                       Director                                         April 30, 2001
-----------------------------------
T. Michael Glenn


               Signature                                     Capacity                            Date
---------------------------------------    --------------------------------------------    ----------------


/s/ Kenneth R. Masterson                   Director                                         April 30, 2001
-----------------------------------
Kenneth R. Masterson


/s/ John G. Pickard                        Director                                         April 30, 2001
-----------------------------------
John G. Pickard

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario, Canada, on April 30, 2001.

                                        FEDERAL EXPRESS CANADA LTD.


                                        By: /s/ Karl O. Stingily
                                           ------------------------------
                                           Karl O. Stingily
                                           Vice President - Finance


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

              Signature                                    Capacity                            Date
-------------------------------------    --------------------------------------------    ----------------


/s/ James S. Hudson                      Authorized Representative in the                 April 30, 2001
-----------------------------------      United States
James S. Hudson


/s/ Donald F. Colleran                   President (Principal Executive Officer)          April 30, 2001
-----------------------------------
Donald F. Colleran


/s/ Karl O. Stingily                     Vice President - Finance                         April 30, 2001
-----------------------------------      (Principal Financial Officer and Principal
Karl O. Stingily                         Accounting Officer)


/s/ Donna Brazelton                      Director                                         April 30, 2001
-----------------------------------
Donna Brazelton


/s/ Clifford P. Johnson                  Director                                         April 30, 2001
-----------------------------------
Clifford P. Johnson


              Signature                                    Capacity                            Date
-------------------------------------    --------------------------------------------    ----------------


/s/ Arthur Stanley                       Director                                         April 30, 2001
-----------------------------------
Arthur Stanley


/s/ Pina Starnino                        Director                                         April 30, 2001
-----------------------------------
Pina Starnino

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tokyo, Japan, on April 30, 2001.

                                        FEDERAL EXPRESS JAPAN K.K.

                                        By: /s/ David J. Ross
                                           ---------------------------
                                           David J. Ross
                                           Representative Director


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

      Signature                      Capacity                      Date
---------------------    ---------------------------------    --------------


/s/ James S. Hudson      Authorized Representative in the     April 30, 2001
---------------------    United States
James S. Hudson


/s/ David J. Ross        Chairman of the Board and            April 30, 2001
---------------------    Representative Director
David J. Ross


/s/ Harold W. West       Representative Director              April 30, 2001
---------------------
Harold W. West


/s/ Kenji Hagiwara       Director                             April 30, 2001
---------------------
Kenji Hagiwara


/s/ Thomas L. Holland    Director                             April 30, 2001
---------------------
Thomas L. Holland

      Signature                      Capacity                      Date
---------------------    ---------------------------------    --------------


/s/ Hideo Mori           Director                             April 30, 2001
---------------------
Hideo Mori

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on April 30, 2001.

                                        FEDEX TRADE NETWORKS, INC.


                                        By: /s/ Alan J. Meluskey
                                           ---------------------------------
                                           Alan J. Meluskey
                                           Vice President - Finance and
                                           Administration and Chief Financial
                                           Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

              Signature                                     Capacity                             Date
--------------------------------------    ---------------------------------------------    ----------------


/s/ Frederick W. Smith                    Director                                          April 30, 2001
---------------------------------
Frederick W. Smith


/s/ G. Edmond Clark                       President, Chief Executive Officer                April 30, 2001
---------------------------------         and Director (Principal Executive Officer)
G. Edmond Clark


/s/ Alan J. Meluskey                      Vice President - Finance and Administration       April 30, 2001
---------------------------------         and Chief Financial Officer (Principal
Alan J. Meluskey                          Financial Officer and Principal Accounting
                                          Officer)


/s/ Kenneth R. Masterson                  Chairman of the Board and Director                April 30, 2001
---------------------------------
Kenneth R. Masterson


              Signature                                     Capacity                             Date
--------------------------------------    ---------------------------------------------    ----------------


/s/ Robert B. Carter                      Director                                          April 30, 2001
---------------------------------
Robert B. Carter


/s/ T. Michael Glenn                      Director                                          April 30, 2001
---------------------------------
T. Michael Glenn


/s/ Alan B. Graf, Jr.                     Director                                          April 30, 2001
---------------------------------
Alan B. Graf, Jr.


/s/ Gerald P. Leary                       Director                                          April 30, 2001
---------------------------------
Gerald P. Leary

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on April 30, 2001.

                                        TOWER GROUP INTERNATIONAL, INC.


                                        By: /s/ Donald P. Vogel
                                           -------------------------------
                                           Donald P. Vogel
                                           Vice President


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

            Signature                                   Capacity                             Date
----------------------------------    ---------------------------------------------    ----------------


/s/ G. Edmond Clark                   Chairman of the Board, Chief Executive            April 30, 2001
-------------------------------       Officer and Director (Principal Executive
G. Edmond Clark                       Officer)



/s/ Donald P. Vogel                   Vice President (Principal Financial Officer       April 30, 2001
-------------------------------       and Principal Accounting Officer)
Donald P. Vogel


/s/ Gerald P. Leary                   Director                                          April 30, 2001
-------------------------------
Gerald P. Leary

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario, Canada, on April 30, 2001.

                                        TOWER GROUP INTERNATIONAL CANADA INC.


                                        By: /s/ G. Edmond Clark
                                           -------------------------------------
                                           G. Edmond Clark
                                           Chief Executive Officer


                                      POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

             Signature                                    Capacity                             Date
-----------------------------------    ----------------------------------------------    ----------------


/s/ James S. Hudson                    Authorized Representative in the United            April 30, 2001
--------------------------------       States
James S. Hudson


/s/ G. Edmond Clark                    Chief Executive Officer (Principal Executive       April 30, 2001
--------------------------------       Officer, Principal Financial Officer and
G. Edmond Clark                        Principal Accounting Officer)



/s/ Frank van de Geyn                  Director                                           April 30, 2001
--------------------------------
Frank van de Geyn


/s/ Gerald P. Leary                    Director                                           April 30, 2001
--------------------------------
Gerald P. Leary


/s/ Terry Owen                         Director                                           April 30, 2001
--------------------------------
Terry Owen

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on April 30, 2001.

                                        CARIBBEAN TRANSPORTATION SERVICES, INC.


                                        By: /s/ Lynn H. Turman
                                           ------------------------------------
                                           Lynn H. Turman
                                           Vice President, Controller and
                                           Assistant Treasurer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

             Signature                                    Capacity                            Date
------------------------------------    --------------------------------------------    ----------------


/s/ Richard A. Faieta                   President, Chief Executive Officer and           April 30, 2001
--------------------------------        Director (Principal Executive Officer)
Richard A. Faieta


/s/ Lynn H. Turman                      Vice President, Controller and Assistant         April 30, 2001
--------------------------------        Treasurer (Principal Financial Officer and
Lynn H. Turman                          Principal Accounting Officer)


/s/ Joseph C. McCarty                   Chairman of the Board and Director               April 30, 2001
--------------------------------
Joseph C. McCarty

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on April 30, 2001.

                                   WORLD TARIFF, LIMITED


                                   By: /s/ Alan J. Meluskey
                                      ----------------------------------------
                                      Alan J. Meluskey
                                      Vice President, Chief Financial Officer
                                      and Treasurer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

             Signature                                    Capacity                             Date
-----------------------------------    ----------------------------------------------    ----------------


/s/ Scott D. Morse                     President, Publisher and Director (Principal       April 30, 2001
---------------------------------      Executive Officer)
Scott D. Morse


/s/ Alan J. Meluskey                   Vice President, Chief Financial Officer,           April 30, 2001
---------------------------------      Treasurer and Director (Principal Financial
Alan J. Meluskey                       Officer and Principal Accounting Officer)



/s/ G. Edmond Clark                    Chairman of the Board and Director                 April 30, 2001
---------------------------------
G. Edmond Clark

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario, Canada, on April 30, 2001.

                                        FEDEX GROUND PACKAGE SYSTEM, LTD.


                                        By: /s/ Ronald R. Trombetta
                                           ---------------------------------
                                           Ronald R. Trombetta
                                           Vice President and Treasurer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

              Signature                                    Capacity                            Date
-------------------------------------    --------------------------------------------    ----------------


/s/ Sidney M. Ballinger                  President (Principal Executive Officer)          April 30, 2001
-----------------------------------
Sidney M. Ballinger


/s/ Ronald R. Trombetta                  Vice President and Treasurer (Principal          April 30, 2001
-----------------------------------      Financial Officer and Principal Accounting
Ronald R. Trombetta                      Officer)



/s/ Ivan T. Hofmann                      Director                                         April 30, 2001
-----------------------------------
Ivan T. Hofmann


/s/ Rodger G. Marticke                   Director                                         April 30, 2001
-----------------------------------
Rodger G. Marticke


/s/ Steven H. Taylor                     Director                                         April 30, 2001
-----------------------------------
Steven H. Taylor

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on April 30, 2001.

                                        FEDEX CORPORATE SERVICES, INC.


                                        By: /s/ Robert A. Green
                                           ------------------------------
                                           Robert A. Green
                                           Vice President - Finance


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

              Signature                                     Capacity                            Date
--------------------------------------    --------------------------------------------    ----------------


/s/ Frederick W. Smith                    Director                                         April 30, 2001
--------------------------------
Frederick W. Smith


/s/ T. Michael Glenn                      Chairman of the Board, President, Chief          April 30, 2001
--------------------------------          Executive Officer and Director (Principal
T. Michael Glenn                          Executive Officer)



/s/ Robert A. Green                       Vice President - Finance (Principal              April 30, 2001
--------------------------------          Financial Officer and Principal Accounting
Robert A. Green                           Officer)



/s/ David J. Bronczek                     Director                                         April 30, 2001
--------------------------------
David J. Bronczek


/s/ Robert B. Carter                      Director                                         April 30, 2001
--------------------------------
Robert B. Carter


              Signature                                     Capacity                            Date
--------------------------------------    --------------------------------------------    ----------------


/s/ Alan B. Graf, Jr.                     Director                                         April 30, 2001
--------------------------------
Alan B. Graf, Jr.


/s/ Kenneth R. Masterson                  Director                                         April 30, 2001
--------------------------------
Kenneth R. Masterson


/s/ Joseph C. McCarty                     Director                                         April 30, 2001
--------------------------------
Joseph C. McCarty


/s/ Daniel J. Sullivan                    Director                                         April 30, 2001
--------------------------------
Daniel J. Sullivan


/s/ Douglas G. Duncan                     Director                                         April 30, 2001
--------------------------------
Douglas G. Duncan

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hudson, State of Ohio, on April 30, 2001.

                                        FEDEX SUPPLY CHAIN SERVICES, INC.


                                        By: /s/ Lori A. Lutey
                                           -------------------------------------
                                           Lori A. Lutey
                                           Vice President - Finance and
                                           Administration


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

             Signature                                   Capacity                             Date
-----------------------------------    ---------------------------------------------    ----------------


/s/ Douglas E. Witt                    President and Chief Executive Officer             April 30, 2001
------------------------------         (Principal Executive Officer)
Douglas E. Witt


/s/ Lori A. Lutey                      Vice President - Finance and Administration       April 30, 2001
------------------------------         (Principal Financial Officer and Principal
Lori A. Lutey                          Accounting Officer)


/s/ Joseph C. McCarty                  Director                                          April 30, 2001
------------------------------
Joseph C. McCarty

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on April 30, 2001.

                                       FEDEX FREIGHT SYSTEM, INC.


                                       By:/s/ Donald C. Brown
                                          ------------------------------------
                                          Donald C. Brown
                                          Senior Vice President and Chief
                                          Financial Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

              Signature                                    Capacity                            Date
--------------------------------------    -------------------------------------------    ----------------


/s/ Frederick W. Smith                    Director                                        April 30, 2001
-------------------------------
Frederick W. Smith


/s/ Douglas G. Duncan                     President, Chief Executive Officer and          April 30, 2001
-------------------------------           Director (Principal Executive Officer)
Douglas G. Duncan


/s/ Donald C. Brown                       Senior Vice President and Chief Financial       April 30, 2001
-------------------------------           Officer (Principal Financial Officer and
Donald C. Brown                           Principal Accounting Officer)



/s/ Robert B. Carter                      Director                                        April 30, 2001
-------------------------------
Robert B. Carter


/s/ T. Michael Glenn                      Director                                        April 30, 2001
-------------------------------
T. Michael Glenn



              Signature                                    Capacity                            Date
--------------------------------------    -------------------------------------------    ----------------


/s/ Alan B. Graf, Jr.                     Director                                        April 30, 2001
-------------------------------
Alan B. Graf, Jr.


/s/ Kenneth R. Masterson                  Director                                        April 30, 2001
-------------------------------
Kenneth R. Masterson


/s/ Thomas R. Garrison                    Director                                        April 30, 2001
-------------------------------
Thomas R. Garrison


/s/ Tilton G. Gore                        Director                                        April 30, 2001
-------------------------------
Tilton G. Gore

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrison, State of Arkansas, on April 30, 2001.

                                     AMERICAN FREIGHTWAYS, INC.


                                     By: /s/ Frank Conner
                                        ----------------------------------------
                                        Frank Conner
                                        Executive Vice President - Accounting &
                                        Finance and Chief Financial Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

             Signature                                    Capacity                            Date
------------------------------------    --------------------------------------------    ----------------


/s/ Tom Garrison                        President and Chief Executive Officer            April 30, 2001
-------------------------------         (Principal Executive Officer)
Tom Garrison


/s/ Frank Conner                        Executive Vice President - Accounting &          April 30, 2001
-------------------------------         Finance and Chief Financial Officer
Frank Conner                            (Principal Financial Officer and Principal
                                        Accounting Officer)


/s/ Donald C. Brown                     Director                                         April 30, 2001
-------------------------------
Donald C. Brown


/s/ Douglas G. Duncan                   Director                                         April 30, 2001
-------------------------------
Douglas G. Duncan

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on April 30, 2001.

                                      FEDERAL EXPRESS AVIATION SERVICES,
                                      INCORPORATED


                                      By: /s/ James R. Parker
                                         ------------------------------------
                                         James R. Parker
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

              Signature                                    Capacity                            Date
--------------------------------------    -------------------------------------------    ----------------


/s/ Frederick W. Smith                    Chairman of the Board and Director              April 30, 2001
----------------------------------
Frederick W. Smith


/s/ James R. Parker                       President, Chief Executive Officer and          April 30, 2001
----------------------------------        Director (Principal Executive Officer,
James R. Parker                           Principal Financial Officer and Principal
                                          Accounting Officer)



/s/ Kenneth R. Masterson                  Director                                        April 30, 2001
----------------------------------
Kenneth R. Masterson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alexandria, Sydney, Australia, on April 30, 2001.

                                        FEDERAL EXPRESS (AUSTRALIA) PTY LTD.


                                        By: /s/ Andrew J. da Roza
                                           ---------------------------------
                                           Andrew J. da Roza
                                           Director


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

              Signature                                   Capacity                           Date
--------------------------------------    -----------------------------------------    ----------------


/s/ James S. Hudson                       Authorized Representative in the United       April 30, 2001
----------------------------              States
James S. Hudson


/s/ Andrew J. da Roza                     Director                                      April 30, 2001
----------------------------
Andrew J. da Roza


/s/ Kim Anthony Garner                    Director                                      April 30, 2001
----------------------------
Kim Anthony Garner


/s/ Donald Lee Hardy                      Director                                      April 30, 2001
----------------------------
Donald Lee Hardy


/s/ Peter Pi-Tak Yin                      Director                                      April 30, 2001
----------------------------
Peter Pi-Tak Yin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gennevilliers, France, on April 30, 2001.

                                   FEDERAL EXPRESS INTERNATIONAL (FRANCE)
                                   SNC


                                   By: /s/ Alain Chaille
                                      -----------------------------------
                                      Alain Chaille
                                      Director


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

     Signature                               Capacity                        Date
-------------------           ---------------------------------------   --------------


/s/ James S. Hudson           Authorized Representative in the United   April 30, 2001
----------------------------  States
James S. Hudson


/s/ Alain Chaille             Director                                  April 30, 2001
----------------------------
Alain Chaille

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on April 30, 2001.

                                        FEDERAL EXPRESS (SINGAPORE) PTE. LTD.


                                        By: /s/ Andrew J. da Roza
                                           -------------------------------------
                                           Andrew J. da Roza
                                           Director


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

              Signature                                   Capacity                           Date
--------------------------------------    -----------------------------------------    ----------------


/s/ James S. Hudson                       Authorized Representative in the United       April 30, 2001
----------------------------              States
James S. Hudson


/s/ Peter Pi-Tak Yin                      Director                                      April 30, 2001
----------------------------
Peter Pi-Tak Yin


/s/ Andrew J. da Roza                     Director                                      April 30, 2001
----------------------------
Andrew J. da Roza


/s/ Rhicke S. Jennings                    Director                                      April 30, 2001
----------------------------
Rhicke S. Jennings

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on April 30, 2001.

                                   FEDERAL EXPRESS EUROPE, INC.


                                   By: /s/ Kenneth F. Koval
                                      ------------------------------------------
                                      Kenneth F. Koval
                                      Vice President and Chief Financial Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

               Signature                                      Capacity                             Date
----------------------------------------    ---------------------------------------------    ----------------


/s/ Robert W. Elliott                       Chairman, Chief Executive Officer,                April 30, 2001
----------------------------                President and Director (Principal Executive
Robert W. Elliott                           Officer)


/s/ Kenneth F. Koval                        Vice President, Chief Financial Officer and       April 30, 2001
----------------------------                Director (Principal Financial Officer and
Kenneth F. Koval                            Principal Accounting Officer)


/s/ Mark R. Allen                           Director                                          April 30, 2001
----------------------------
Mark R. Allen


/s/ Peter Grimm                             Director                                          April 30, 2001
----------------------------
Peter Grimm


/s/ Thomas W. O'Hearn                       Director                                          April 30, 2001
----------------------------
Thomas W. O'Hearn


               Signature                                      Capacity                             Date
----------------------------------------    ---------------------------------------------    ----------------


/s/ Christine P. Richards                   Director                                          April 30, 2001
----------------------------
Christine P. Richards


/s/ Antje Schuett-Fahrenkrog                Director                                          April 30, 2001
----------------------------
Antje Schuett-Fahrenkrog

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melsbroek, Belgium, on April 30, 2001.

                                   FEDERAL EXPRESS EUROPE, INC. & CO.,
                                   V.O.F./S.N.C.


                                   By: /s/ Kenneth F. Koval
                                      ----------------------------------------
                                      Kenneth F. Koval
                                      Vice President and Chief Financial
                                      Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

      Signature                           Capacity                      Date
---------------------         ---------------------------------    --------------


/s/ James S. Hudson           Authorized Representative in the     April 30, 2001
----------------------------  United States
James S. Hudson


/s/ Robert W. Elliott         Director                             April 30, 2001
----------------------------
Robert W. Elliott


/s/ Paul A. Evans             Director                             April 30, 2001
----------------------------
Paul A. Evans


/s/ Richard F. Gerber         Director                             April 30, 2001
----------------------------
Richard F. Gerber


/s/ Kenneth F. Koval          Director                             April 30, 2001
----------------------------
Kenneth F. Koval

      Signature                           Capacity                      Date
---------------------        ---------------------------------    --------------


/s/ David W. Slipper         Director                             April 30, 2001
--------------------------
David W. Slipper

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City D.F., Mexico, on April 30, 2001.

                                   FEDERAL EXPRESS HOLDINGS (MEXICO) y
                                   COMPANIA S.N.C. de C.V.


                                   By: /s/ Juan N. Cento
                                      ---------------------------------
                                      Juan N. Cento
                                      Director


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

     Signature                              Capacity                      Date
--------------------          ----------------------------------    ---------------


/s/ James S. Hudson           Authorized Representative in the      April 30, 2001
----------------------------  United States
James S. Hudson


/s/ Juan N. Cento             Director                              April 30, 2001
----------------------------
Juan N. Cento

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on April 30, 2001.

                                   FEDERAL EXPRESS HOLDINGS S.A.


                                   By: /s/ Juan N. Cento
                                      -----------------------------
                                      Juan N. Cento
                                      President


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

              Signature                                   Capacity                            Date
-------------------------------------    -------------------------------------------    ----------------


/s/ Juan N. Cento                        President (Principal Executive Officer,         April 30, 2001
----------------------------             Principal Financial Officer and Principal
Juan N. Cento                            Accounting Officer)


/s/ Julio Colomba                        Director                                        April 30, 2001
----------------------------
Julio Colomba


/s/ Andrew M. Paalborg                   Director                                        April 30, 2001
----------------------------
Andrew M. Paalborg


/s/ David F. Rebholz                     Director                                        April 30, 2001
----------------------------
David F. Rebholz

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on April 30, 2001.

                                   FEDERAL EXPRESS INTERNATIONAL, INC.


                                   By: /s/ David J. Bronczek
                                      -----------------------------------------
                                      David J. Bronczek
                                      Chairman of the Board and Chief
                                      Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

              Signature                                   Capacity                            Date
-------------------------------------    -------------------------------------------    ----------------


/s/ David J. Bronczek                    Chairman of the Board, Chief Executive          April 30, 2001
----------------------------             Officer and Director (Principal Executive
David J. Bronczek                        Officer, Principal Financial Officer and
                                         Principal Accounting Officer)



/s/ Mark R. Allen                        Director                                        April 30, 2001
----------------------------
Mark R. Allen


/s/ Eddy Ka Leung Chan                   Director                                        April 30, 2001
----------------------------
Eddy Ka Leung Chan


/s/ Karen M. Clayborne                   Director                                        April 30, 2001
----------------------------
Karen M. Clayborne


/s/ Andrew J. da Roza                    Director                                        April 30, 2001
----------------------------
Andrew J. da Roza


              Signature                                   Capacity                            Date
-------------------------------------    -------------------------------------------    ----------------


/s/ Michael L. Ducker                    Director                                        April 30, 2001
----------------------------
Michael L. Ducker


/s/ Michael T. Mitchell                  Director                                        April 30, 2001
----------------------------
Michael T. Mitchell


/s/ Peter Pi-Tak Yin                     Director                                        April 30, 2001
----------------------------
Peter Pi-Tak Yin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on April 30, 2001.

                                        FEDERAL EXPRESS PACIFIC, INC.


                                        By: /s/ Michael L. Ducker
                                           ------------------------------------
                                           Michael L. Ducker
                                           Chairman of the Board and Chief
                                           Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

               Signature                                      Capacity                            Date
----------------------------------------    --------------------------------------------    ----------------


/s/ Michael L. Ducker                       Chairman of the Board and Chief Executive        April 30, 2001
----------------------------                Officer (Principal Executive Officer)
Michael L. Ducker


/s/ Michael T. Mitchell                     Vice President and Director (Principal           April 30, 2001
----------------------------                Financial Officer and Principal Accounting
Michael T. Mitchell                         Officer)



/s/ Eddy Ka Leung Chan                      Director                                         April 30, 2001
----------------------------
Eddy Ka Leung Chan


/s/ David L. Cunningham, Jr.                Director                                         April 30, 2001
----------------------------
David L. Cunningham, Jr.


/s/ Andrew J. da Roza                       Director                                         April 30, 2001
----------------------------
Andrew J. da Roza


               Signature                                      Capacity                            Date
----------------------------------------    --------------------------------------------    ----------------


/s/ David J. Ross                           Director                                         April 30, 2001
----------------------------
David J. Ross


/s/ Peter Pi-Tak Yin                        Director                                         April 30, 2001
----------------------------
Peter Pi-Tak Yin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Saint Thomas, United States Virgin Islands, on April 30, 2001.

                                        FEDERAL EXPRESS VIRGIN ISLANDS, INC.


                                        By: /s/ Julio Colomba
                                           ------------------------------------
                                           Julio Colomba
                                           President


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

            Signature                                   Capacity                             Date
----------------------------------    ---------------------------------------------    ----------------


/s/ Julio Colomba                     President and Director (Principal Executive       April 30, 2001
----------------------------          Officer, Principal Financial Officer and
Julio Colomba                         Principal Accounting Officer)



/s/ Roberto Morales                   Director                                          April 30, 2001
----------------------------
Roberto Morales


/s/ Michael L. Moss                   Director                                          April 30, 2001
----------------------------
Michael L. Moss


/s/ Cletus William                    Director                                          April 30, 2001
----------------------------
Cletus William

                                 EXHIBIT INDEX


 Exhibit
 Number                                Description
 -------                               -----------
   1.1 Purchase Agreement dated February 6, 2001 among FedEx Corporation, the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Chase Securities, Inc., Commerzbank Capital Markets Corp. and Credit Suisse First Boston Corporation, as initial purchasers.
   4.1      Indenture, dated as of February 12, 2001, among FedEx
            Corporation, as Issuer, the Guarantors named therein, and The
            Bank of New York, as Trustee.
   4.2      Form of New Note (included in Exhibit 4.1).
   4.3 Supplemental Indenture No. 1, dated as of February 20, 2001, among FedEx Corporation, as Issuer, the Guarantors named therein, the Additional Guarantors named therein and The Bank of New York, as Trustee.
   4.4 Supplemental Indenture No. 2, dated as of April 27, 2001 among FedEx Corporation, as Issuer, the Guarantors named therein, the Additional Guarantors named therein and The Bank of New York, as Trustee.
   4.5 Registration Rights Agreement, dated as of February 12, 2001, among FedEx Corporation, the Guarantors named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Chase Securities Inc., Commerzbank Capital Markets Corp., and Credit Suisse First Boston Corporation, as initial purchasers.
   5.1      Opinion of Davis Polk & Wardwell regarding the validity of the New
            Notes.
   8.1      Opinion of Davis Polk & Wardwell regarding tax matters (included in
            Exhibit 5.1).
  15.1 Letter of Arthur Andersen LLP regarding unaudited interim financial information of FedEx Corporation and Federal Express Corporation.
  21.1      Subsidiaries of FedEx Corporation.
  23.1      Consent of Arthur Andersen LLP with respect to FedEx
            Corporation's and Federal Express Corporation's financial statements.
  23.2 Consent of Ernst & Young LLP with respect to American Freightways Corporation's financial statements.
  23.3      Consent of Davis Polk & Wardwell (included in Exhibit 5.1).
  24.1 Powers of Attorney (set forth on the signature pages to this Registration Statement).
  25.1 Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of The Bank of New York, as Trustee.
  99.1      Form of Letter of Transmittal.
  99.2      Form of Notice of Guaranteed Delivery.
  99.3      Form of Exchange Agent Agreement.


                                      E-1